Exhibit 10.16

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

35 ENTERPRISE AVENUE, L.L.C.

Landlord,

and

THEREALREAL, INC.

Tenant

LEASE

Premises

35 ENTERPRISE AVENUE

SECAUCUS, NEW JERSEY

TABLE OF CONTENTS

ARTICLES

EXHIBITS

Exhibit A - Description of Land

Exhibit B - Site Plan

Exhibit C - Landlord’s Work letter

Exhibit D - Rules and Regulations

Exhibit E - Letter of Credit

Exhibit F - Landscaping Specification

Exhibit G - Form of Subordination, Attornment and Non-Disturbance Agreement

SCHEDULES

Schedule 1- Fixed Rent

Schedule 2- Operating Expense Exclusions

3/12/14

LEASE, dated March 18, 2014, between 35 ENTERPRISE AVENUE, L.L.C., a New Jersey limited liability company, having an office at 400 Plaza Drive, P.O. Box 1515, Secaucus, New Jersey 07096-1515 (“Landlord”), and THE REALREAL, INC., a Delaware corporation, having an office at 1980 Oakdale Avenue, San Francisco, CA 94124 (“Tenant”).

ARTICLE 1 - DEFINITIONS

1.01. As used in this Lease (including in all Exhibits and any Riders attached hereto, all of which shall be deemed to be part of this Lease) the following words and phrases shall have the meanings indicated:

A. Advance Rent: $[***].

B. Additional Charges: All amounts that become payable by Tenant to Landlord hereunder other than the Fixed Rent.

C. Architect: As Landlord may designate.

D. Broker: Newmark Grubb Night Frank.

E. Building: The building or buildings located on the Land and known as 35 Enterprise Avenue (a/k/a 1 American Way), Secaucus, NJ.

F. Building Fraction: The fraction, the numerator of which is the Floor Space of the Building ([***] square feet) and the denominator of which is the aggregate Floor Space of the buildings in the Development. If the aggregate Floor Space of the buildings in the Development shall be changed due to any construction or alteration, the denominator of the Building Fraction shall be increased or decreased to reflect such change.

G. Business Days: All days except Saturdays, Sundays, days observed by the federal or state government as legal holidays.

H. Business Hours: Generally customary daytime business hours, but not before 9:00 A.M. or after 6:00 P.M.

I. Calendar Year: Any twelve-month period commencing on a January 1.

J. Commencement Date: The date hereof

K. Demised Premises: The Building containing [***] square feet of Floor Space and the Land at 35 Enterprise Avenue, Secaucus, New Jersey depicted on the site plan(s) attached hereto as Exhibit B, outlined in red.

L. Development: All land and improvements now existing or hereafter constructed, located south of Route 3, east of the Hackensack River, west of County Avenue and north of Castle Road, that are owned or managed from time to time by Landlord or any entity controlling Landlord, controlled by Landlord or under common control with Landlord (any such entity, a “Landlord Affiliate”). As used herein, the term “control” means (i) the ownership of a majority of the issued and outstanding beneficial ownership interests (stock, partnership or limited liability membership interests) in the controlled entity and (ii) the power to control the day to day business operations of the controlled entity as well as all transactions of the controlled entity that are outside the normal course of the controlled entity’s business.

M. Development Common Areas: The roads and bridges that from time to time service and provide access to the Development for the common use of the tenants, invitees, occupants of the Development, that are maintained by Landlord or any Landlord Affiliate.

N. Expiration Date: June 30, 2019. However, if the Term is extended by Tenant’s effective exercise of Tenant’s right, if any, to extend the Term, the “Expiration Date” shall be changed to the last day of the latest extended period as to which Tenant shall have effectively exercised its right to extend the Term. For the purposes of this definition, the earlier termination of this Lease shall not affect the “Expiration Date.”

O. Fixed Rent: From July 1, 2014 (the “Rent Commencement Date”) until June 30, 2015, an amount at the annual rate of [***] multiplied by the Floor Space of the Building and an amount at the annual rate of [***] multiplied by the Floor Space of the Building from July 1, 2015 until June 30, 2016, and an amount at the annual rate of [***] multiplied by the Floor Space of the Building from July 1, 2016 until June 30, 2017, and an amount at the annual rate of [***] multiplied by the Floor Space of the Building from July 1, 2017 until June 30, 2018, and an amount at the annual rate of [***] multiplied by the Floor Space of the Building from July 1, 2018 until the Expiration Date. It is intended that the Fixed Rent shall be an absolutely net return to Landlord throughout the Term, free of any expense, charge or other deduction whatsoever, with respect to the Demised Premises, the Building, the Land and/or the ownership, leasing, operation, management, maintenance, repair, rebuilding, use or occupation thereof, or any portion thereof, with respect to any interest of Landlord therein, except as may otherwise expressly be provided in this Lease. A schedule setting forth the annual amount of the Fixed Rent and the monthly installments is set forth as Schedule 1 to this Lease.

P. Floor Space: As to the Building, the sum of the floor area stated in square feet bounded by the exterior faces of the exterior walls. Any reference to Floor Space of a building shall mean the floor area of all leasable levels or stories of such building, excluding any roof, except such portion thereof (other than cooling towers, elevator penthouses, mechanical rooms, chimneys and staircases, entrances and exits) as is permanently enclosed, and including any interior basement level or mezzanine area not occupied or used by a tenant on a continuing or repetitive basis, and any mechanical room, enclosed or interior truck dock, and areas used by Landlord for storage, for housing meters and/or other equipment or for other purposes. Any reference to the Floor Space is intended to refer to the Floor Space of the entire area in question irrespective of the Person(s) who may be the owner(s) of all or any part thereof.

Q. Guarantor: None.

R. Insurance Requirements: Rules, regulations, orders and other requirements of the applicable board of underwriters and/or the applicable fire insurance rating organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Land and Building, whether now or hereafter in force.

S. Land: The land described on Exhibit A, upon which the Building is located.

T. Landlord’s Work: The materials and work to be furnished, installed and performed by Landlord at its expense in accordance with the provisions of Exhibit C.

U. Legal Requirements: Laws and ordinances of all federal, state, county, and municipal governments, and rules, regulations, orders and directives of all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Land and Building, whether now or hereafter in force, including, but not limited to, those pertaining to environmental matters.

V. Mortgage: A mortgage and/or a deed of trust.

W. Mortgagee: A holder of a mortgage or a beneficiary of a deed of trust.

X. Operating Expenses: The sum of the following: (1) the cost and expense (whether or not within the contemplation of the parties) for the repair, replacement, maintenance, policing, insurance and operation of the Building and Land, and (2) the Building Fraction of the sum of (a) the actual, reasonable, out-of-pocket cost and expense for the repair, replacement, maintenance, policing, insurance and operation of the Development Common Areas; (b) the Real Estate Taxes, if any, attributable to the Development Common Areas. The “Operating Expenses” shall, include, without limitation, the following: (i) the cost for rent, casualty, liability, boiler and fidelity insurance, (ii) if an independent managing agent is employed by Landlord, the fees payable to such agent (provided the same are competitive with the fees payable to independent managing agents of comparable facilities), (iii) costs and expenses incurred for legal, accounting and other professional services (including, but not limited to, costs and expenses for in-house or staff legal counsel or outside counsel) at rates not to exceed the reasonable and customary charges for any such services as would be imposed in an arm’s length third party agreement for such services, plus (iv) if Landlord (or its affiliate) is itself managing the Building and has not employed an independent third party for such management, an amount equal to [***] percent of the resulting total of all of the foregoing items making up Operating Expenses. (For clarification, no such administration fee will be charged on the Roof Supplement, as defined in Section R9.) All items included in Operating Expenses shall be determined in accordance with generally accepted accounting principles consistently applied. In no event shall the Operating Expenses include any of the costs and expenses set forth on Schedule 2 annexed hereto and made a part hereof. Notwithstanding anything herein contained to the contrary, to the extent the Operating Expenses include an expenditure for a capital improvement, as defined under generally accepted accounting principles, Tenant shall only be responsible for that portion of the cost of said capital improvement as is determined by amortizing said cost over the useful life of the capital improvement; and an annual amount equal to the amortized cost of the capital improvement plus an interest component equal to the Prime Rate of JPMorgan Chase Bank plus four percent per annum shall be then added to the Operating Expenses and paid by Tenant over the then remaining Term (or extension thereof) of the Lease.

Y. Permitted Uses: Warehousing and distribution of non-hazardous materials, preparation of inventory for distribution, photography in connection with inventory preparation and sales promotion, light assembly and ancillary offices.

Z. Person: A natural person or persons, a partnership, a corporation, or any other form of business or legal association or entity.

AA. Real Estate Taxes: The real estate taxes, assessments, special assessments, sewer rents, water charges, and all other similar charges and impositions imposed upon the Building and Land by any federal, state, municipal or other governments or governmental bodies or authorities, and any actual, reasonable, out-of-pocket expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Building and Land, which expenses shall be allocated to the period of time to which such expenses relate. If at any time during the Term the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for, the whole or any part of such real estate taxes, assessments and special assessments now imposed on real estate there shall be levied, assessed or imposed (a) a tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (b) any other such additional or substitute tax, assessment, levy, imposition or charge, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be deemed to be included within the term “Real Estate Taxes” for the purposes hereof. In no event shall the Real Estate Taxes include any impact fee rising due to any Landlord’s Work, or any death taxes, excess profit taxes, franchise taxes or any taxes imposed or measured on or by the net income or revenue of Landlord or any of Landlord’s Affiliates from the operation of the Demised Premises and/or the Development Common Areas.

BB. Rent: The Fixed Rent and the Additional Charges.

CC. Rules and Regulations: The reasonable rules and regulations that may be promulgated by Landlord from time to time, which may be reasonably changed by Landlord from time to time upon not less than thirty (30) days prior written notice to Tenant. The Rules and Regulations now in effect are attached hereto as Exhibit D.

DD. Security Deposit: Such amount as Tenant has deposited or hereinafter deposits with Landlord as security under this Lease. Tenant is required to deposit the sum of $[***] with Landlord as security hereunder as of the date hereof.

EE. Successor Landlord: As defined in Section 9.03.

FF. Superior Lease: Any lease to which this Lease is, at the time referred to, subject and subordinate.

GG. Superior Lessor: The lessor of a Superior Lease or its successor in interest, at the time referred to.

HH. Superior Mortgage: Any Mortgage to which this Lease is, at the time referred to, subject and subordinate.

II. Superior Mortgagee: The Mortgagee of a Superior Mortgage at the time referred to. JJ. Tenant’s Property: As defined in Section 16.02.

KK. Tenant’s Work: The facilities, materials and work which may be undertaken by or for the account of Tenant (other than the Landlord’s Work) to equip, decorate and furnish the Demised Premises for Tenant’s occupancy.

LL. Term: The period commencing on the Commencement Date and ending at 11:59 p.m. of the Expiration Date, but in any event the Term shall end on the date when this Lease is earlier terminated.

MM. Unavoidable Delays: A delay arising from or as a result of a strike, lockout, or labor difficulty, explosion, sabotage, accident, riot or civil commotion, act of war, fire or other catastrophe, Legal Requirement or an act of the other party and any cause beyond the reasonable control of that party, provided that the party asserting such Unavoidable Delay has exercised its best efforts to minimize such delay.

ARTICLE 2 - DEMISE AND TERM

2.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Demised Premises, for the Term. This Lease is subject to (a) any and all existing encumbrances, conditions, rights, covenants, easements, restrictions and rights of way, of record, and other matters of record, applicable zoning and building laws, regulations and codes, and such matters as may be disclosed by an inspection or survey, and (b) easements now or hereafter created by Landlord in, under, over, across and upon the Land for access, sewer, water, electric, gas and other utility lines and services now or hereafter installed, provided that no such easement shall adversely impact ingress to or egress from the Building or the Demised Premises in any material manner or otherwise adversely impact the use and enjoyment of the Demised Premises by Tenant in any material manner. Promptly following the Commencement Date, the parties hereto shall enter into an agreement in form and substance reasonably satisfactory to Landlord and Tenant setting forth the Commencement Date; provided, however, that the failure to enter into such agreement shall not affect the Commencement Date or any of the party’s’ rights or obligations pursuant to this Lease.

ARTICLE 3 - RENT

3.01. Commencing on the Rent Commencement Date, Tenant shall pay the Fixed Rent in equal monthly installments in advance on the first day of each and every calendar month during the Term (except that Tenant shall pay, upon the execution and delivery of this Lease by Tenant, the Advance Rent, to be applied against the first installment or installments of Fixed Rent becoming due under this Lease). If the Rent Commencement Date occurs on a day other than the first day of a calendar month, the Fixed Rent for the partial calendar month at the commencement of the Term shall be prorated.

3.02. The Rent shall be paid in lawful money of the United States to Landlord at its office, or such other place, or Landlord’s agent, as Landlord shall designate by notice to Tenant. Tenant shall pay the Rent promptly when due without notice or demand therefor and without any abatement, deduction or setoff for any reason whatsoever, except as may be expressly provided in this Lease. If Tenant makes any payment to Landlord by check, same shall be by check of Tenant and Landlord shall not be required to accept the check of any other Person, and any check received by Landlord shall be deemed received subject to collection. If any check is mailed by Tenant, Tenant shall post such check in sufficient time prior to the date when payment is due so that such check will be received by Landlord on or before the date when payment is due. Tenant shall assume the risk of lateness or failure of delivery of the mails, and no lateness or failure of the mails will excuse Tenant from its obligation to have made the payment in question when required under this Lease.

3.03. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law provided.

3.04. If Tenant is in arrears in payment of Rent, Tenant waives Tenant’s right, if any, to designate the items to which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items to which any such payments shall be credited.

3.05. In the event that any installment of Rent due hereunder shall be overdue, a “Late Charge” equal to [***] or the maximum rate permitted by law, whichever is less for Rent so overdue may be charged by Landlord for each month or part thereof that the same remains overdue (“Late Payment Rate”). In the event that any check tendered by Tenant to Landlord is returned for insufficient funds, Tenant shall pay to Landlord, in addition to the charge imposed by the preceding sentence, a fee of $[***]. Any such Late Charges if not previously paid shall, at the option of the Landlord, be added to and become part of the next succeeding Rent payment to be made hereunder. Notwithstanding the foregoing and without waiving any other rights of Landlord in this Agreement, the Late Charge shall be waived for the first time in each calendar year that the Tenant fails to make a payment of Rent on a timely basis, provided such late payment is received by Landlord within seven (7) days of the date that such payment of Rent is due and owing and provided further that Tenant is in compliance with all other terms of the Lease.

3.06. It is intended that, except as otherwise expressly provided in this Lease to the contrary, the Fixed Rent shall be an absolutely net return to Landlord throughout the Term, free of any expense, charge or other deduction whatsoever, with respect to the Demised Premises, the Building, the Land and/or the ownership, leasing, operation, management, maintenance, repair, rebuilding, use or occupation thereof, or any portion thereof, with respect to any interest of Landlord therein.

ARTICLE 4 - USE OF DEMISED PREMISES

4.01. Tenant shall use and occupy the Demised Premises for the Permitted Uses, and Tenant shall not use or permit or suffer the use of the Demised Premises or any part thereof for any other purpose.

4.02. Subject to Landlord’s obligation to perform Landlord’s Work and deliver to Tenant a Certificate of Continued Occupancy, and except as otherwise expressly provided in this Lease with respect to Landlord’s obligations, if any, to perform alterations and improvements required by Legal Requirements or otherwise, any governmental license or permit, including a certificate of occupancy or certificate of continued occupancy (a “Certificate of Occupancy”), shall be required for the proper and lawful conduct of Tenant’s business in the Demised Premises or any part thereof, Tenant shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy the Demised Premises, or do or permit anything to be done in the Demised Premises, in any manner which (a) violates the Certificate of Occupancy for the Demised Premises or for the Building; (b) causes or is liable to cause injury to the Building or any equipment, facilities or systems therein; (c) constitutes a violation of the Legal Requirements or Insurance Requirements; (d) impairs the character, reputation or appearance of the Building; or (e) impairs the proper and economic maintenance, operation and repair of the Building and/or its equipment, facilities or systems.

4.03. Tenant shall not conduct any warehouse sale at the Demised Premises without Landlord’s prior written consent. Provided Tenant is not in default of its monetary or any other material non-monetary obligations under this Lease beyond applicable notice and cure periods, Landlord agrees not to unreasonably withhold its consent to not more than three (3) warehouse sales in any consecutive twelve (12) month period. Tenant shall pay to Landlord as an Additional Charge, an amount equal to [***] of Gross Receipts (as hereinafter defined) from any warehouse sale conducted at the Demised Premises, payable within fifteen (15) days after the warehouse sale. Tenant shall comply, at Tenant’s sole cost and expense with all Legal Requirements with respect to any warehouse sale. Any warehouse sale conducted by Tenant shall be not more than four (4) consecutive days in duration. As used herein Gross Receipts shall mean the dollar aggregate of: (a) the actual sales price of all goods and merchandise sold, leased or licensed and the charges for all services performed by Tenant or otherwise in connection with all business conducted at such warehouse sale, whether made for cash, by check, credit or otherwise, without reserve or deduction for inability or failure to collect the same, including, without limitation, sales and services (i) where the orders therefor originate at or are accepted at or from the Demised Premises, whether delivery or performance thereof is made at or from the Demised Premises or any other place, it being understood that all sales made and orders received at or from the Demised Premises shall be deemed to have been made and completed therein even though the orders are fulfilled elsewhere or the payments of account are transferred to some other office for collection, and (ii) where the orders therefor result from solicitation off the Demised Premises but which are conducted by personnel operating from or reporting to or under the control or supervision of any person at the Demised Premises, and (b) all monies or other things of value received by Tenant from its operations at the Demised Premises (which are not excluded from Gross Receipts by the next succeeding sentence) including all finance charges, cost of gift or merchandise certificates and all deposits not refunded to customers. Gross Receipts shall not include (x) the exchange of merchandise between stores of Tenant where such exchange is made solely for the convenient operation of Tenant’s business and neither for the purpose of depriving Landlord of the benefits of a sale which would otherwise be made at or from the Demised Premises nor for the purpose of consummating a sale which has been theretofore made at or from the Demised Premises, or (y) the amount of any city, county, state or federal sales tax, luxury tax or excise tax on sales if the tax is added to the selling price and separately stated and actually paid to the taxing authority by Tenant; provided, however, no franchise or capital stock tax and no income or similar tax based upon income, profits or Gross Receipts shall be deducted from Gross Receipts in any event whatsoever. Cash or credit refunds made upon transactions included within the Gross Receipts, but not exceeding the selling price of merchandise returned by the purchaser and accepted by Tenant, shall be deducted from the Gross Receipts for the period when such refunds are made. Each charge or sale upon installment or credit or layaway, so called, shall be treated as a sale for the full price irrespective of the time when Tenant shall receive payment from its customer. For purposes of this paragraph (i) the word “Tenant” shall include any of Tenant’s subtenants, concessionaires and licensees and (ii) sales by Tenant made in its ordinary course of business which merely occur at the same time as the so-called warehouse sale shall not be included in Gross Receipts.

ARTICLE 5 - PREPARATION OF DEMISED PREMISES

5.01. (a) The Demised Premises shall be completed and prepared for Tenant’s occupancy by Landlord at Landlord’s sole cost and expense in the manner described in, and subject to the provisions of Exhibit C. Except as expressly provided to the contrary in this Lease, the taking of possession by Tenant of the Demised Premises shall be conclusive evidence as against Tenant that the Demised Premises and the Building were in good and satisfactory condition at the time such possession was taken. Except as expressly provided to the contrary in this Lease, Tenant is leasing the Demised Premises “as is” on the date hereof, subject to reasonable wear and tear.

(b) (i) Except for Landlord’s Work or as otherwise provided in this Lease to the contrary, (a) Landlord shall deliver the Demised Premises to Tenant in “as is” condition, and (b) Tenant shall be responsible for all construction and work to prepare the Demised Premises for Tenant’s occupancy at Tenant’s cost and expense. Such construction shall be in accordance with Section 36.09 of this Lease. Prior to performing any work in the Demised Premises, Tenant shall, within seven (7) Business Days of the date thereof submit to Landlord for approval final plans and specifications for all construction work in the Demised Premises including, but not limited to layout, mechanical, electrical and plumbing plans and finish schedules (“Plans and Specifications”). Landlord shall not unreasonably withhold its approval for construction work which is non-structural in nature and does not involve or affect the mechanical systems of the Demised Premises. Tenant shall employ licensed architect(s) and/or engineer(s) for the preparation of the Plans and Specifications. Landlord shall notify Tenant of Landlord’s approval or disapproval of such Plans and Specifications within ten (10) Business Days of Landlord’s receipt thereof. If Landlord disapproves, Landlord shall specify the reasons for disapproval with reasonable specificity and Tenant shall resubmit revised Plans and Specifications that correct such items. The foregoing procedure shall be repeated, if requested by Tenant up to three (3) times, until Landlord approves the Plans and Specifications. If Landlord shall fail to provide notice of its approval or disapproval of any Plans and Specifications or resubmitted Plans and Specifications within the required period, Landlord shall be deemed to have approved the Plans and Specifications if Tenant notifies Landlord of this deemed approval provisions in each such request for approval.

(ii) Tenant shall obtain and provide all design and architectural services necessary to perform Tenant’s Work and shall be responsible for complying with all building codes and Legal Requirements in connection with Tenant’s Work, prior to commencing any work in the Demised Premises. Tenant shall obtain a new permanent certificate of occupancy or continued certificate of occupancy, as applicable, for the Permitted Uses at the Demised Premises as may be required in connection with Tenant’s Work. The construction of the Demised Premises shall be performed in a first class workmanlike manner. At all times when Tenant’s Work is in progress and prior to the Commencement Date, Tenant shall maintain or cause to be maintained the insurance coverage required under Section 13.02.

(iii) Tenant shall be solely responsible for the structural integrity of Tenant’s Work and for the adequacy or sufficiency of the Plans and Specifications and all the improvements depicted thereon or covered thereby, and Landlord’s consent thereto, approval thereof, or incorporation therein of any of its recommendations shall in no way diminish Tenant’s responsibility therefor or reduce or mitigate Tenant’s liability in connection therewith. Landlord shall have no obligations or liabilities by reason of this Lease in connections with the performance of construction or of the finish, decorating or installation work performed by Tenant, or on its behalf, or in connection with the contracts for the performance thereof entered into by Tenant. Any warranties extended or available to Tenant in connection with the aforesaid work shall be for the benefit also of Landlord. Tenant further agrees that once it commences construction, it shall diligently and continuously proceed with construction to completion.

5.02. Subject to Rider Paragraph R22, if the substantial completion of the Landlord’s Work shall be delayed (any such delay, a “Tenant Delay”) solely due to (a) any act or omission of Tenant or any of its employees, agents or contractors (including, without limitation, i any delays due to changes in or additions to the Landlord’s Work required by Tenant, or ii any delays by Tenant in the submission of plans, drawings, specifications or other information or in approving any working drawings or estimates or in giving any authorizations or approvals), or (b) any additional time needed for the completion of the Landlord’s Work by the inclusion in the Landlord’s Work of any items specified by Tenant that require long lead time for delivery or installation, then Landlord’s Work shall be deemed substantially complete on the date when they would have been ready but for such Tenant Delay. The Demised Premises shall be conclusively presumed to be in satisfactory condition on the Commencement Date except for the minor or insubstantial details of finish work or mechanical adjustment that do not interfere in any material manner with Tenant’s use and enjoyment of the Demised Premises, other than to a de minimis extent (such minor or insubstantial details, “Punchlist Work”), which Tenant gives Landlord notice within thirty (30) days after Landlord’s delivery of possession of the Demised Premises to Tenant with all of Landlord’s Work substantially completed. Tenant’s notice shall specify such Punchlist Work with reasonable particularity. Landlord shall use commercially reasonable efforts to complete all Punchlist Work within thirty (30) days of Tenant’s delivery of its notice thereof. Notwithstanding the foregoing, if Tenant shall notify Landlord within one (1) year of the substantial completion of Landlord’s Work (except one year from completion of the Punchlist Work with respect to such Punchlist Work) of any defects in Landlord’s Work, Landlord shall promptly remedy such defects at its sole cost and expense.

ARTICLE 6 - TAX AND OPERATING EXPENSE PAYMENTS

6.01. From and after July 1, 2014, Tenant shall pay to Landlord, as hereinafter provided, the Real Estate Taxes. If any portion of the Building shall be exempt from all or any part of the Real Estate Taxes, then for the period of time when such exemption is in effect, the Floor Space on such exempt portion shall be excluded when making the above computations in respect of the part of the Real Estate Taxes for which such portion shall be exempt. Landlord shall estimate the annual amount of the Real Estate Taxes (which estimate may be changed by Landlord at any time and from time to time), and Tenant shall pay to Landlord 1/12th of the amount so estimated on the first day of each month in advance. Tenant shall also pay to Landlord on demand from time to time the amount which, together with said monthly installments, will be sufficient in Landlord’s reasonable estimation to pay any Real Estate Taxes thirty (30) days prior to the date when such Real Estate Taxes shall first become due. When the amount of any item comprising Real Estate Taxes is finally determined for a real estate fiscal tax year, Landlord shall submit to Tenant a statement in reasonable detail of the same accompanied by copies of the applicable tax bills, and the figures used for computing the same, and if the amount so stated is more or less than the amount theretofore paid by Tenant for such item based on Landlord’s estimate, Tenant shall pay to Landlord the deficiency within thirty (30) days after submission of such statement, or Landlord shall, at its sole election, either refund to Tenant the excess or apply same to future installments of Real Estate Taxes due hereunder. Notwithstanding the foregoing, if the Lease shall expire or be sooner terminated before any such excess has been fully recovered by Tenant, Landlord shall pay the remainder of the excess to Tenant within thirty (30) days of the expiration or sooner termination of the Term, which obligation shall survive any such expiration or termination. Any Real Estate Taxes for a real estate fiscal tax year, a part of which is included within the Term and a part of which is not so included, shall be apportioned on the basis of the number of days in the real estate fiscal tax year included in the Term, and the real estate fiscal tax year for any improvement assessment will be deemed to be the one-year period commencing on the date when such assessment is due, except that if any improvement assessment is payable in installments, the real estate fiscal tax year for each installment will be deemed to be the one-year period commencing on the date when such installment is due. The above computations shall be made by Landlord in accordance with generally accepted accounting principles, and the Floor Space referred to will be based upon the average of the Floor Space in existence on the first day of each month during the period in question. In addition to the foregoing, Tenant shall be responsible for any increase in Real Estate Taxes attributable to assessments for improvements installed by or for the account of Tenant at the Demised Premises. If the Demised Premises are not separately assessed, the amount of any such increase shall be determined by reference to the records of the tax assessor.

6.02. From and after July 1, 2014, Tenant shall pay to Landlord the Operating Expenses within twenty (20) days after Landlord submits to Tenant an invoice for the Operating Expenses.

6.03. Each such statement given by Landlord pursuant to Section 6.01 or Section 6.02 shall be conclusive and binding upon Tenant unless within 90 days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the particular respects in which the statement is claimed to be incorrect. If such dispute is not settled by agreement, either party may submit the dispute to arbitration as provided in Article 33. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within thirty (30) days after receipt of such statement, pay the Additional Charges in accordance with Landlord’s statement, without prejudice to Tenant’s position. If the dispute shall be determined in Tenant’s favor, Landlord shall forthwith pay to Tenant the amount of Tenant’s overpayment resulting from compliance with Landlord’s statement.

6.04. Notwithstanding anything in this Lease to the contrary, Tenant shall have no obligation to pay Real Estate Taxes or Operating Expenses that accrue with respect to any period that predates the Rent Commencement Date.

6.05. Provided Tenant is not in default of monetary or any other material non-monetary obligations under this Lease beyond any applicable notice and cure periods, Tenant shall have the right, at its sole cost and expense, upon at least thirty (30) days’ prior written notice to Landlord, to examine Landlord’s records relating to Operating Expenses of the Demised Premises for no more than one day per Calendar Year. Landlord shall make records available for examination at Landlord’s principal office during Landlord’s normal business days and normal business hours. If any such review discloses that Operating Expenses were overstated by Landlord, Landlord shall promptly refund or credit to Tenant any such excess. This provision shall not be deemed to give Tenant the right to offset or deduct or withhold payment of Rent. No subtenant shall have the right to conduct an examination and no assignee shall conduct an inspection for any period during which such assignee was not in possession of the Demised Premises. In the event Tenant elects to exercise an inspection of Landlord’s records relating to Operating Expenses of the Demised Premises in accordance with this Section 6.05, such inspection must be conducted by an independent nationally recognized accounting firm that is not being compensated by Tenant on a contingency fee basis and Tenant and such firm agree to keep all information obtained during such examination confidential.

ARTICLE 7 - DEVELOPMENT COMMON AREAS

7.01. Landlord reserves the right, at any time and from time to time, to close all or any portions of the Development Common Areas when in Landlord’s reasonable judgment any such closing, is necessary or desirable (a) to make repairs or changes or to effect construction, (b) to prevent the acquisition of public rights in such areas, (c) to discourage unauthorized parking, (d) to protect or preserve natural persons or property, or (e) to cease the utilization of such premises as a Development Common Area, provided that no such closure shall adversely impact in any material manner upon ingress to or egress from the Building or the Demised Premises or otherwise adversely impact in any material manner upon the use and enjoyment of the Demised Premises by Tenant and its assigns, if any. Landlord may do such other acts in and to the Development Common Areas as in its judgment may be desirable to improve or maintain same so long as such other acts do not adversely impact in any material manner upon the use and enjoyment of the Demised Premises by Tenant and its subtenants and assigns, if any.

ARTICLE 8 - SECURITY

8.01. (a) In the event Tenant deposits with Landlord any Security Deposit, the same shall be held as security for the full and faithful payment and performance by Tenant of Tenant’s obligations under this Lease. If Tenant defaults beyond applicable notice and cure periods in the full and prompt payment and performance of any of its obligations under this Lease, including, without limitation, the payment of Rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Rent or any other sums as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of Tenant’s obligations under this Lease, including, without limitation, any damages or deficiency in the reletting of the Demised Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Landlord. If Landlord shall so use, apply or retain the whole or any part of the security, Tenant shall upon demand promptly deposit with Landlord a sum equal to the amount so used, applied and retained, as security as aforesaid. Provided at the end of the Term Tenant is not in default hereunder beyond any notice and cure period, the security or any balance thereof to which Tenant is entitled shall be returned or paid over to Tenant after the date on which this Lease shall expire or sooner end or terminate, and after delivery to Landlord of entire possession of the Demised Premises. In the event of any sale or leasing of the Land, Landlord shall transfer the security to which Tenant is entitled to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return or payment thereof; and Tenant shall look solely to the new landlord for the return or payment of the same; and the provisions hereof shall apply to every transfer or assignment made of the same to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

(b) In lieu of the cash security required by this Lease, Tenant shall provide to Landlord an irrevocable transferable Letter of Credit in the amount of the Security Deposit in form annexed hereto as Exhibit E and issued Square One Bank or any other financial institution approved by Landlord. Landlord shall have the right, upon written notice to Tenant (except that for Tenant’s nonpayment of Rent or for Tenant’s failure to comply with Article 8.03, no such notice shall be required) and regardless of the exercise of any other remedy the Landlord may have by reason of a default, to draw upon said Letter of Credit to cure any default of Tenant which (except as otherwise provided herein) is not cured within applicable notice and cure periods, or for any purpose authorized by section 8.01(a) of this Lease and if Landlord does so, Tenant shall, upon demand, additionally fund the Letter of Credit with the amount so drawn so that Landlord shall have the full deposit on hand at all times during the Term of the Lease and for a period of thirty (30) days’ thereafter. In the event of a sale of the Building or a lease of the Building subject to this Lease, Landlord shall have the right to transfer the security to the vendee or lessee.

8.02. The Letter of Credit shall expire not earlier than thirty (30) days after the Expiration Date of this Lease. The Letter of Credit may be of the type which is automatically renewed on an annual basis (Annual Renewal Date), provided however, in such event Tenant shall maintain the Letter of Credit and its renewals in full force and effect during the entire Term of this Lease (including any renewals or extensions) and for a period of thirty (30) days thereafter. The Letter of Credit will contain a provision requiring the issuer thereof to give the beneficiary (Landlord) thirty (30) days’ advance written notice of its intention not to renew the Letter of Credit on the next Annual Renewal Date.

8.03. In the event Tenant shall fail to deliver to Landlord a substitute irrevocable Letter of Credit, in the amount stated above, on or before thirty (30) days prior to the next Annual Renewal Date, said failure shall be deemed a default under this Lease. Landlord may, in its discretion treat this the same as a default in the payment of Rent or any other default and pursue the appropriate remedy. In addition, and not in limitation, Landlord shall be permitted to draw upon the Letter of Credit as in the case of any other default by Tenant under the Lease.

8.04. Provided Tenant is not in default of its obligations under this Lease beyond applicable notice and cure periods, the Security Deposit shall be reduced in the amount of $[***] on July 1, 2015 resulting in a total Security Deposit of $[***], and $[***] on July 1, 2016 resulting in a total Security Deposit of $[***], and $[***] on July 1, 2017 resulting in a total Security Deposit of $[***]. In no event however shall the Letter of Credit contain a provision for its automatic reduction. If such reduction in the Letter of Credit shall be accomplished via the issuance of a replacement Letter of Credit, rather than an amendment to the existing Letter of Credit, Landlord agrees to return the existing Letter of Credit to Tenant or the issuer thereof within two (2) Business Days of Tenant’s delivery of the replacement Letter of Credit in the reduced amount permitted above.

ARTICLE 9 - SUBORDINATION

9.01. This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases and underlying leases of the Land and/or the Building now or hereafter existing and to all Mortgages which may now or hereafter affect the Land and/or building and/or any of such leases, whether or not such Mortgages or leases shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such Mortgages, and to all renewals, modifications, replacements and extensions of such leases and such Mortgages and spreaders and consolidations of such Mortgages. The provisions of this Section 9.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall within ten (10) days of request execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the Mortgagee of any such Mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. (See Rider Section R12.)

9.02. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord and each Superior Mortgagee and each Superior Lessor whose name and address shall previously have been furnished to Tenant, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled under such Superior Mortgage or Superior Lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such Superior Mortgagee or Superior Lessor shall with due diligence give Tenant notice of intention to, and commence, its cure of Landlord’s default within forty five (45) days of Tenant’s delivery of notice of Landlord’s default, and thereafter continue to remedy such act or omission with commercially reasonable and diligent efforts.

9.03. If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord’s rights (“Successor Landlord”) and upon such Successor Landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease except that the Successor Landlord shall not (a) be liable for any previous act or omission of Landlord under this Lease not continuing after Successor Landlord shall succeed to the rights of Landlord under this Lease; (b) be subject to any offset, not expressly provided for in this Lease, which theretofore shall have accrued to Tenant against Landlord; (c) be liable for the return of any Security Deposit, in whole or in part, to the extent that same is not paid over to the Successor Landlord; or (d) be bound by any previous modification of this Lease or by any previous prepayment of more than one month’s Fixed Rent or Additional Charges, unless such modification or prepayment shall have been expressly approved in writing by the Superior Lessor of the Superior Lease or the Mortgagee of the Superior Mortgage through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease.

9.04. If any then present or prospective Superior Mortgagee shall require any modification(s) of this Lease, Tenant shall promptly execute and deliver to Landlord such instruments effecting such modification(s) as Landlord shall request, provided that such modification(s) do not adversely affect in any material respect any of Tenant’s rights under this Lease or at law or in equity, or increase the Rent or any of Tenant’s costs of doing business from the Demised Premises, other than to a de minimis extent.

ARTICLE 10 - QUIET ENJOYMENT

10.01. So long as this Lease shall be in full force and effect, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease and to Superior Leases and Superior Mortgages.

ARTICLE 11 - ASSIGNMENT, SUBLETTING AND MORTGAGING

11.01. Tenant shall not, whether voluntarily, involuntarily, or by operation of law or otherwise, (a) assign or otherwise transfer this Lease, or advertise to do so, (b) sublet the Demised Premises or any part thereof, or advertise to do so, or allow the same to be used, occupied or utilized by anyone other than Tenant, or (c) mortgage, pledge, encumber or otherwise hypothecate this Lease in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord. Landlord agrees not to unreasonably withhold its consent to the subletting of the Demised Premises or an assignment of this Lease. In determining reasonableness, Landlord may take into consideration all relevant factors surrounding the proposed sublease and assignment, including, without limitation, the following: (i) The business reputation of the proposed assignee or subtenant and its officers or directors in relation to the other tenants or occupants of the Development; (ii) the nature of the business and the proposed use of the Demised Premises by the proposed assignee or subtenant in relation to the other tenants or occupants of the Development; (iii) whether the proposed assignee or subtenant is then a tenant (or subsidiary, affiliate or parent of a tenant) of other space in the Development, or any other property owned or managed by Landlord or its affiliates; (iv) the financial condition of the proposed assignee or subtenant; (v) restrictions, if any, contained in leases or other agreements affecting the Building and the Development; (vi) the effect that the proposed assignee’s or subtenant’s occupancy or use of the Demised Premises would have upon the operation and maintenance of the Building and the Development; (vii) the extent to which the proposed assignee and Tenant provide Landlord with assurances reasonably satisfactory to Landlord as to the satisfaction of Tenant’s obligations hereunder. In any event, at no time shall there be more than two (2) subtenants of the Demised Premises permitted. Notwithstanding the foregoing, Tenant may advertise an assignment of the Lease or a sublease of the Demised Premises provided the advertising does not price the unit at an effective cost per square foot which is less than Landlord’s then asking rents for comparable properties in the vicinity of the Demised Premises.

In the event the Demised Premises are sublet or this Lease is assigned, Tenant shall pay to Landlord as an Additional Charge the following amounts less the actual reasonable expense incurred by Tenant in connection with such assignment or subletting, as substantiated by Tenant, in writing, to Landlord’s reasonable satisfaction, including, without limitation, a reasonable brokerage fee and reasonable legal fees, as the case may be: (i) in the case of an assignment, an amount equal to [***] of all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment, and (ii) in the case of a sublease, [***] of any rents, additional charge or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the Fixed Rent and Additional Charges accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof. Notwithstanding anything herein contained in this subsection to the contrary, the forgoing Additional Charge shall not be applicable to and upon prior or simultaneous notice to Landlord Tenant may assign this Lease, or sublet the whole or any portion of the Premises, to its parent, subsidiary or any affiliate, provided that (i) with respect to an assignment, that such assignee promptly executes and delivers to Landlord an assignment agreement pursuant to which it assumes all obligations under the Lease; and (ii) with respect to a sublease, that such sublessee promptly executes and delivers to Landlord a sublease agreement which includes a provision to the effect that the sublease is subject to the terms and provisions of the Lease. The term “affiliate”, as used hereinabove, shall mean any corporation or other entity controlled by, under common control with, or which controls Tenant.

11.02. If at any time (a) the original Tenant named herein, (b) the then Tenant, (c) any Guarantor, or (d) any Person owning a majority of the voting stock of, or directly or indirectly controlling, the then Tenant shall be a corporation, limited liability company, or partnership, any transfer of voting stock or other ownership interest (including but not limited to membership interest, economic interest, or partnership interest) resulting in the person(s) who shall have owned a majority of such corporation’s shares of voting stock, or the majority of the membership interests or economic interest in such limited liability company, or the majority of the general partners’ interest or the majority of the limited partner’s interest in such partnership, as the case may be, immediately before such transfer, ceasing to own a majority of such shares of voting stock, membership or economic interest, general partner’s ownership or economic interest, or limited partner’s ownership or economic interest, as the case may be, except as the result of transfers by inheritance, shall be deemed to be an assignment of this Lease as to which Landlord’s consent shall have been required, and in any such event Tenant shall notify Landlord. The provisions of this Section 11.02 shall not be applicable to any corporation all the outstanding voting stock of which is listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended) or is traded in the over-the-counter market with quotations reported by the National Association of Securities Dealers through its automated system for reporting quotations and shall not apply to transactions with a corporation or limited liability company into or with which the then Tenant is merged or consolidated or to which substantially all of the then Tenant’s assets are transferred or to any corporation or limited liability company which controls or is controlled by the then Tenant or is under common control with the then Tenant, provided that in any of such events (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (2) the net worth of the original Tenant on the date of this Lease, and (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction (or immediately following such transaction if Tenant shall reasonably require that the transaction remain confidential). For the purposes of this Section, the words “voting stock” shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation. Landlord shall have the right at any time and from time to time during the Term to inspect the stock record books or other ownership records of the entity to which the provisions of this Section 11.02 apply, and Tenant will produce the same on request of Landlord. Notwithstanding the foregoing, notice only to (and not consent by) Landlord shall be required in connection with a sale of the tenant entity, whether effected via a stock sale or a sale of assets, provided (i) such sale is not made in an effort to avoid the assignment restrictions contained in section 11.01; (ii) the provisions of subsections (i)—(vii) in the first paragraph of section 11.01 are satisfied; and (iii) the net worth of the successor tenant/assignee is not less than $[***] at the time of such transaction. In the event the foregoing conditions are satisfied, landlord shall not be entitled to share in any profits of such transaction as provided for in the second paragraph of section 11.01.

11.03. If this Lease is assigned, whether or not in violation of this Lease, Landlord may collect rent from the assignee. If the Demised Premises or any part thereof are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after any monetary or other material non-monetary default by Tenant, and expiration of Tenant’s time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 11.01 or Section 11.02, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant’s obligations under this Lease. The consent by Landlord to any assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging or subletting or use or occupancy by others not expressly permitted by this Article 10. References in this Lease to use or occupancy by others (that is, anyone other than Tenant) shall not be construed as limited to subtenants and those claiming under or through subtenants but shall be construed as including also licensees and others claiming under or through Tenant, immediately or remotely.

11.04. Any permitted assignment or transfer, whether made with Landlord’s consent pursuant to Section 11.01 or without Landlord’s consent if permitted by Section 11.02, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee shall assume Tenant’s obligations under this Lease and whereby the assignee shall agree that all of the provisions in this Article 11 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect to all future assignments and transfers. Notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Rent by Landlord from an assignee, transferee, or any other party, the original Tenant and any other person(s) who at any time was or were Tenant shall remain fully liable for the payment of the Rent and for Tenant’s other obligations under this Lease.

11.05. The liability of the original named Tenant and any other Person(s) (including but not limited to any Guarantor) who at any time are or become responsible for Tenant’s obligations under this Lease shall not be discharged, released or impaired by any agreement extending the time of, or modifying any of the terms or obligations under this Lease, or by any waiver or failure of Landlord to enforce, any of this Lease.

11.06. The listing of any name other than that of Tenant, whether on the doors of the Demised Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Demised Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Demised Premises or to the use or occupancy thereof by others. Notwithstanding anything contained in this Lease to the contrary, Landlord shall have the absolute right to withhold its consent to an assignment or subletting to a Person who is otherwise a tenant or occupant of a building owned or managed by Landlord or its affiliated entities in the Development.

11.07. Without limiting any of the provisions of Article 24, if pursuant to the Federal Bankruptcy Code (or any similar law hereafter enacted having the same general purpose), Tenant is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one (1) year’s Fixed Rent plus an amount equal to the Additional Charges for the Calendar Year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord for the balance of the Term, without interest, as security for the full performance of all of Tenant’s obligations under this Lease, to be held and applied in the manner specified for security in Article 8.

11.08. If Tenant shall propose to assign or in any manner transfer this Lease or any interest therein, or sublet the Demised Premises or any part or parts thereof, or grant any concession or license or otherwise permit occupancy of all or any part of the Demised Premises by any person, Tenant shall give notice thereof to Landlord, together with a copy of a letter of intent or term sheet setting forth the material terms and provisions of the proposed assignment or sublease transaction and such financial and other information pertaining to the proposed assignee, transferee, subtenant, concessionaire or licensee as Landlord shall reasonably require. Landlord shall provide written notice of its consent to or rejection of any proposed assignment or sublease transaction within twenty (20) days of Tenant’s delivery of its notice requesting Landlord’s consent. If Landlord shall reject the proposed assignment or sublease transaction, Landlord shall include with its notice of rejection a reasonably detailed description of Landlord’s reason(s) for rejecting the proposed transaction. If Landlord consents to the proposed assignment or sublease transaction and Tenant does not consummate the subject transaction within ninety (90) days after Landlord delivers its notice approving the transaction, Tenant shall again be required to comply with the provisions of this Section 11.08 in connection with any such transaction as if the notice by Tenant referred to above in this Section 11.08 had not been given. Notwithstanding anything contained in this Lease to the contrary, Landlord shall not be obligated to entertain or consider any request by Tenant to consent to any proposed assignment of this Lease or sublet of all or any part of the Demised Premises unless each request by Tenant is accompanied by a non-refundable fee payable to Landlord in the amount of [***] to cover Landlord’s administrative, legal, and other costs and expenses incurred in processing each of Tenant’s requests. Neither Tenant’s payment nor Landlord’s acceptance of the foregoing fee shall be construed to impose any obligation whatsoever upon Landlord to consent to Tenant’s request. If Landlord shall fail to provide notice of its approval or disapproval of any request for assignment or sublease within twenty (20) days, Landlord shall be deemed to have approved of the assignment or sublease if Tenant refers to this Lease section and notifies Landlord of this deemed approval provision in Tenant’s request for approval.

ARTICLE 12 - COMPLIANCE WITH LAWS

12.01. Tenant shall comply with all Legal Requirements which shall, in respect of the Demised Premises or the use and occupation thereof, or the abatement of any nuisance in, on or about the Demised Premises, impose any violation, order or duty on Landlord or Tenant; and Tenant shall pay all the cost, expenses, fines, penalties and damages which may be imposed upon Landlord or any Superior Lessor by reason of or arising out of Tenant’s failure to fully and promptly comply with and observe the provisions of this Section 12.01. However, Tenant need not comply with any such law or requirement of any public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Demised Premises, in accordance with Section 12.02. Landlord represents that to the best of its knowledge there are no outstanding notices of violation of any Legal Requirements affecting the Demised Premises and Landlord shall be solely responsible for correcting any such open violations notices received prior to the Commencement Date unless arising as a result of any action of Tenant or any entity acting under the direction of or on behalf of Tenant.

12.02. Tenant may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any Legal Requirement, provided that (a) Landlord shall not be subject to criminal penalty or to prosecution for a crime or offense, and neither the Demised Premises nor any part thereof shall be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest; (b) before the commencement of such contest, Tenant shall furnish to Landlord either (i) the bond of a surety company reasonably satisfactory to Landlord, which bond shall be, as to its provisions and form, satisfactory to Landlord, and shall be in an amount at least equal to [***]% of the cost of such compliance (as estimated by a reputable contractor designated by Landlord) and shall indemnify Landlord against the cost thereof and against all liability for damages, interest, penalties and expenses (including reasonable attorneys’ fees and expenses), resulting from or incurred in connection with such contest or non-compliance, or (ii) other security in place of such bond satisfactory to Landlord; (c) such non-compliance or contest shall not constitute or result in any violation of any Superior Lease or Superior Mortgage, or if any such Superior Lease and/or Superior Mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and (d) Tenant shall keep Landlord advised as to the status of such proceedings. Without limiting the application of the above, Landlord shall be deemed subject to prosecution for a crime or offense if Landlord, or its managing agent, or any officer, director, partner, shareholder or employee of Landlord or its managing agent, as an individual, is charged with a crime or offense of any kind or degree whatsoever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or its managing agent, or such officer, director, partner, shareholder or employee of Landlord or its managing agent (as the case may be) is required to plead or answer thereto. Notwithstanding anything contained in this Lease to the contrary, Tenant shall not file any Real Estate Tax appeal without the prior written consent of Landlord, which consent may be given or withheld in Landlord’s absolute discretion. Notwithstanding the foregoing, at any time other than the last eighteen (18) months of the Term, Landlord shall consent to Tenant’s request to appeal the Real Estate Taxes provided (i) Tenant shall notify Landlord of its intention to commence an appeal (and such notice shall make reference to this Section) and (ii) on the thirtieth day prior to the final date permitted for such tax appeal, Landlord has failed to either commence such appeal or to notify Tenant of its intention to do so. In the event Tenant commences such appeal, Tenant shall provide Landlord with the opportunity to participate in such appeal and shall provide Landlord with copies of all correspondence, documentation and records of such appeal upon receipt of same. Under no circumstances shall Tenant make any commitment restricting the right to undertake a tax appeal for any future period of time.

ARTICLE 13 - INSURANCE AND INDEMNITY

13.01. During the Term Tenant shall maintain at its own cost and expense the following insurance: (a) comprehensive or commercial general liability insurance in respect of the Demised Premises and the conduct and operation of business therein, having limits of liability not less than $[***] per occurrence for bodily injury or property damage coverage to include but not be limited to completed operations, contractual liability and product liability, (b) automobile liability insurance covering all owned, hired and non-owned vehicles used by the Tenant in connection with their work and any loading or unloading of such vehicles, with limits as stated above and (c) workmen’s compensation and employers liability insurance as required by statutes, but in any event not less than $[***] for each accident or occupational disease for employers liability, (d) All-Risk insurance (including flood and earthquake) covering the Demised Premises and Tenant’s stock in trade, fixtures, furniture, furnishings, removable floor coverings, equipment, signs or any other property of Tenant in the Demised Premises, against loss or damage in an amount equal to the full replacement value thereof as same might increase from time to time or such higher amount as either may be required by the holder of any fee mortgage covering the Demises Premises or is necessary to prevent Landlord and/or Tenant from becoming a co-insurer, such insurance to include (i) coverage for property of others in the care, custody and control of Tenant in amounts sufficient to cover the maximum value of such property and to the extent of Tenant’s liability therefor, (ii) boiler and machinery insurance, if applicable (iii) rent insurance in an amount equal to the Rent, and all other charges payable by Tenant pursuant to this Lease for a period of one (1) year and (iv) a provision that the insurer will waive subrogation against Landlord, and (e) any other insurance that Landlord may reasonably require provided same is generally required by owners of similar real property. Landlord may at any time and from time to time require that the limits for the liability insurance to be maintained by Tenant be increased to the limits that new Tenants in similar buildings are required by Landlord to maintain, but in no event more frequently than once every two (2) years. The insurance carried pursuant to Section 13.01 (d) shall be carried in favor of Landlord and the holder of any fee mortgage on the Premises and the standard mortgagee clause shall be attached to the appropriate policies or certificates thereof. Insurance carried pursuant to Section 13.01(d) shall provide that the loss, if any, shall be adjusted with and payable to the party who will perform the work of restoration pursuant to Article 22 and such mortgagee as their interests may appear. Tenant shall deliver to Landlord and any additional insured(s) certificates for such fully paid for policies (with property and liability insurance evidenced on an Acord 27 form) upon execution hereof. Upon request of Landlord, Tenant shall furnish Landlord with copies of all such insurance policies. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insured(s), certificates therefor at least five (5) Business Days before the expiration of any existing policy. All such policies shall be issued by companies acceptable to Landlord, having a Bests Rating of not less than A, Class VII (or an equivalent S&P rating if requested by Landlord), and licensed to do business in New Jersey, and all such policies shall contain a provision whereby the same cannot be canceled unless Landlord and any additional insured(s) are given at least thirty (30) days’ prior written notice of such cancellation. The insurance required by this Section (other than worker’s compensation insurance) and the certificates thereof to be delivered to Landlord by Tenant shall name Landlord as an additional insured and, at Landlord’s request, shall also name any Superior Lessors or Superior Mortgagees as additional insureds, and the following phrase must be typed on the certificate of insurance: “Hartz Mountain Industries, Inc., and its respective subsidiaries, affiliates, associates, joint ventures, and partnerships, are hereby named as additional insureds as their interests may appear (and if Landlord has so requested, Tenant shall include any Superior Lessors and Superior Mortgagees as additional insured(s)). It is intended for this insurance to be primary and non-contributing.” Tenant shall give Landlord at least thirty (30) days’ prior written notice that any such policy is being canceled or replaced.

13.02. Tenant shall not do, permit or suffer to be done any act, matter, thing or failure to act in respect of the Demised Premises or use or occupy the Demised Premises or conduct or operate Tenant’s business in any manner objectionable to any insurance company or companies whereby the fire insurance or any other insurance then in effect in respect to the Land and Building or any part thereof shall become void or suspended or whereby any premiums in respect of insurance maintained by Landlord shall be materially higher than those which would normally have been in effect for the occupancy contemplated under the Permitted Uses. In case of a breach of the provisions of this Section 13.02, in addition to all other rights and remedies of Landlord hereunder, Tenant shall (a) indemnify Landlord and the Superior Lessors and hold Landlord and the Superior Lessors harmless from and against any loss which would have been covered by insurance which shall have become void or suspended because of such breach by Tenant and (b) pay to Landlord any and all increases of premiums on any insurance, including, without limitation, rent insurance, resulting from any such breach.

13.03. Tenant shall indemnify and hold harmless Landlord and all Superior Lessors and its and their respective partners, joint venturers, directors, officers, agents, servants and employees from and against any and all claims arising from or in connection with (a) the conduct or management of the Demised Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord or its employees, agents or contractors) in the Demised Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises; (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, joint venturers, directors, officers, agents, employees or contractors; (c) any accident, injury or damage whatever (unless caused solely by the negligence of Landlord or its employees, agents or contractors) occurring in the Demised Premises; and (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant’s obligations under this Lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys’ fees and expenses. In case any action or proceeding is brought against Landlord and/or any Superior Lessor and/or its or their partners, joint venturers, directors, officers, agents and/or employees in connection with conduct or management of the Demised Premises or by reason of any claim referred to above, Tenant, upon notice from Landlord or such Superior Lessor, shall, at Tenant’s cost and expense, resist and defend such action or proceeding by counsel reasonably satisfactory to Landlord.

13.04. Neither Landlord nor Tenant shall be liable or responsible for, and each party releases the other from, all liability and responsibility to the other and any person claiming by, through or under Tenant, by way of subrogation or otherwise, for any injury, loss or damage to any person or property in or around the Demised Premises or to a party’s business irrespective of the cause of such injury, loss or damage, and each of Landlord and Tenant shall require its respective insurers to include in all of their insurance policies which could give rise to a right of subrogation against the other a clause or endorsement whereby the insurer waives any rights of subrogation against the other or permits the insured, prior to any loss, to agree with a third party to waive any claim it may have against said third party without invalidating the coverage under the insurance policy.

13.05. Landlord shall indemnify and hold harmless Tenant and its partners, joint venturers, directors, officers, agents, servants and employees from and against any and all claims arising from or in connection with (a) any act, omission or negligence of Landlord or its partners, joint venturers, directors, officers, agents, employees with respect to management of the Development Common Areas; and (b) any breach or default by Landlord in the full and prompt payment and performance of Landlord’s obligations under this Lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys’ fees and expenses. In case any action or proceeding is brought against Tenant and/or its partners, joint venturers, directors, officers, agents and/or employees in connection with foregoing management of the Development Common Areas or by reason of any claim referred to above, Landlord, upon notice from Tenant, shall, at Landlord’s cost and expense, resist and defend such action or proceeding by counsel reasonably satisfactory to Tenant.

ARTICLE 14 - RULES AND REGULATIONS

14.01. Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and notify Tenant in writing, which in Landlord’s reasonable judgment, shall be necessary for the reputation, safety, care or appearance of the Land and Building, or the preservation of good order therein, or the operation or maintenance of the Building or its equipment and fixtures, and which do not unreasonably affect the conduct of Tenant’s business in the Demised Premises; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations, the provisions of this Lease shall control. Landlord shall not discriminate against Tenant in the enactment or enforcement of any of the Rules and Regulations. In the event Landlord shall desire to change any of the Rules and Regulations, Landlord in each instance shall provide Tenant with prior written notice of such changes, and in no event shall any such changes reduce or diminish any of Tenant’s rights or Landlord’s obligations under the Lease in any material manner. So long as Tenant and its subtenants and assigns shall be the sole occupants of the Building, any of the Rules and Regulations which are designed to control the interactions between occupants in a multi-tenanted building and/or to minimize conflicts between occupants in a multi-tenanted building shall not be applicable to Tenant and its subtenants and assigns, and Tenant shall have the sole right and authority to promulgate rules governing the interactions between itself and its subtenants and assigns provided same shall not conflict in any manner with the terms of this Lease.

ARTICLE 15 - ALTERATIONS AND SIGNS

15.01. Tenant shall not make any alterations or additions to the Demised Premises, or make any holes or cuts in the walls, ceilings, roofs, or floors thereof, or change the exterior color or architectural treatment of the Demised Premises, without on each occasion first obtaining the consent of Landlord. Notwithstanding the foregoing, Landlord shall not unreasonably withhold its consent for alterations that are non-structural in nature and do not involve or affect the mechanical systems of the Demised Premises or Building and having a cost of less than $[***]. Tenant shall submit to Landlord plans and specifications for such work at the time Landlord’s consent is sought. Tenant shall pay to Landlord upon demand the actual, reasonable, out-of-pocket cost and expense of Landlord in (a) reviewing said plans and specifications and (b) inspecting the alterations to determine whether the same are being performed in accordance with the approved plans and specifications and all Legal Requirements and Insurance Requirements, including, without limitation, the actual, reasonable, out-of-pocket fees of any architect or engineer employed by Landlord for such purpose. Before proceeding with any permitted alteration which will cost more than $[***] (exclusive of the costs of decorating work and items constituting Tenant’s Property), as estimated by a reputable contractor reasonably designated by Landlord, Tenant shall obtain and deliver to Landlord either (i) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in New Jersey), each in an amount equal to [***]% of such estimated cost and in form reasonably satisfactory to Landlord, or (ii) such other security as shall be reasonably satisfactory to Landlord. Tenant shall fully and promptly comply with and observe the reasonable Rules and Regulations then in force and of which notice has been provided to Tenant in respect of the making of alterations. Any review or approval by Landlord of any plans and/or specifications with respect to any alterations is solely for Landlord’s benefit, and without any representation or warranty whatsoever to Tenant in respect to the adequacy, correctness or efficiency thereof or otherwise.

15.02. Tenant shall obtain all necessary governmental permits and certificates for the commencement and prosecution of permitted alterations and for final approval thereof upon completion, and shall cause alterations to be performed in compliance with all applicable Legal Requirements and Insurance Requirements. Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the better of (a) the original installations of the Building, or (b) the then standards for the Building established by Landlord. Alterations shall be performed by contractors first approved by Landlord (such approval not to be unreasonably withheld, conditioned or delayed); provided, however, that any alterations in or to the mechanical, electrical, sanitary, heating, ventilating, air conditioning or other systems of the Building shall be performed only by the contractor(s) designated by Landlord. Alterations shall be made in such manner as not to unreasonably interfere with or delay and as not to impose any additional material expense upon Landlord in the construction, maintenance, repair or operation of the Building; and if any such additional expense shall be incurred by Landlord as a result of Tenant’s making of any alterations, Tenant shall pay any such additional expense upon demand. Throughout the making of alterations, Tenant shall carry, or cause to be carried, workmen’s compensation insurance in statutory limits and general liability insurance, with completed operation endorsement, for any occurrence in or about the Building, under which Landlord and its managing agent and any Superior Lessor whose name and address shall previously have been furnished to Tenant shall be named as parties insured, in such limits as Landlord may reasonably require, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of alterations and, on request, at reasonable intervals thereafter during the making of alterations.

15.03. Tenant shall not place any signs on the roof, exterior walls or grounds of the Demised Premises without first obtaining Landlord’s written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed, provided however that Landlord’s consent shall not be unreasonably withheld, conditioned or delayed with respect to Tenant’s request to place signage on the exterior walls of the Building or the grounds of the Demised Premises in compliance with Legal Requirements. In placing any signs on or about the Demised Premises, Tenant shall, at its expense, comply with all applicable legal requirements and obtain all required permits and/or licenses.

ARTICLE 16 - LANDLORD’S AND TENANT’S PROPERTY

16.01. All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed to be the property of Landlord and shall not be removed by Tenant, except as provided in Section 16.02. Further, any carpeting or other personal property in the Demised Premises on the Commencement Date, unless installed and paid for by Tenant, shall be and shall remain Landlord’s property and shall not be removed by Tenant.

16.02. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant without expense to Landlord and can be removed without structural damage to the Building and all furniture, furnishings, and other movable personal property owned by Tenant and located in the Demised Premises (collectively, “Tenant’s Property”) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of the Tenant’s Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Demised Premises, resulting from the installation and/or removal thereof. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant without expense to Landlord, shall not be considered as the Tenant’s Property and shall be deemed the property of Landlord.

16.03. At or before the Expiration Date or the date of any earlier termination of this Lease, or within fifteen (15) days after such an earlier termination date, Tenant shall remove from the Demised Premises all of the Tenant’s Property (except such items thereof as Landlord shall have expressly permitted to remain, which property shall become the property of Landlord if not removed), and Tenant shall repair any damage to the Demised Premises resulting from any installation and/or removal of the Tenant’s Property. Any items of the Tenant’s Property which shall remain in the Demised Premises after the Expiration Date or after a period of fifteen (15) days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine at Tenant’s expense.

16.04. At or before the Expiration Date or the date of any earlier termination of this Lease, or within fifteen (15) days after such an earlier termination date, Tenant shall, at Tenant’s sole cost and expense, remove from the Demised Premises such rack system as may be installed in the Demised Premises and Tenant shall repair any damage to the Demised Premises, the Building and the Common Areas resulting from any installation and/or removal thereof Such removal, if any, shall be in accordance with the following procedures, unless Landlord shall advise Tenant to the contrary by written notice to Tenant:

Core a hole centered over the anchor bolt with a core bit 1.5 times larger than the bolt to be removed, but in no event smaller than 1” in diameter.

Core hole shall be drilled to a depth equal to the bolt depth, but not less than 2” deep. Remove the cored concrete with the anchor bolt from the hole. Clean all concrete slurry and debris from area to be patched. Fill the cored hole with a polymer-modified non-shrink mortar, specifically SikaTop 122 or Master Builders Ceilcote 648 CP, or equivalent, and finish to match surrounding concrete surface.

ARTICLE 17 - REPAIRS AND MAINTENANCE

17.01. Tenant shall, throughout the Term, take good care of the Demised Premises, the fixtures and appurtenances therein, and shall not do, suffer, or permit any waste with respect thereto. Tenant shall keep and maintain all interior and exterior portions of the Demised Premises including, without limitation, all Building equipment, windows, doors, loading bay doors and shelters, plumbing and electrical systems, heating, ventilating and air conditioning (“HVAC”) systems in a clean and orderly condition and in good order and repair. Tenant shall keep and maintain all floors, sidewalks, landscaping (including lawn areas), curbing, paving whether in driveways, parking areas or access easements, including but not limited to the maintenance of the exterior grounds in accordance with the requirements of Exhibit F annexed hereto. The phrase “keep and maintain” as used herein includes repairs, replacement and/or restoration as appropriate. Tenant shall maintain the exterior areas of the Demised Premises free of accumulation of snow, ice, dirt and rubbish. Tenant shall not permit or suffer any over-loading of the floors of the Building. Tenant shall be responsible for all repairs, interior and exterior, structural and nonstructural, ordinary and extraordinary, in and to the Demised Premises, including the Building and Land and the facilities and systems thereof, the need for which arises out of (a) the performance or existence of the Tenant’s Work or alterations, (b) the installation, use or operation of the Tenant’s Property in the Demised Premises, (c) the moving of the Tenant’s Property in or out of the Building, or (d) the act, omission, misuse or neglect of Tenant or any of its subtenants or its or their employees, agents, contractors or invitees. Upon request by Landlord, Tenant shall furnish Landlord with true and complete copies of maintenance contracts and with copies of all invoices for work performed, confirming Tenant’s compliance with its obligations under this Article. In the event Tenant fails to furnish such copies within thirty (30) days of Landlord’s written request upon at least one Business Days advance notice (which in this circumstance may be made by telephonic device), Landlord shall have the right, at Tenant’s cost and expense, to conduct such inspections or surveys as may be required to determine whether or not Tenant is in compliance with this Article and to have any work required of Tenant that is not performed within applicable notice and cure periods to be performed at Tenant’s cost and expense upon no less than ten (10) Business Days’ notice to Tenant. Tenant shall promptly replace all scratched, damaged or broken doors and glass in and about the- Demised Premises and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Demised Premises and for the repair and maintenance of all sanitary and electrical fixtures and equipment therein. Tenant shall promptly make all repairs in or to the Demised Premises for which Tenant is responsible, and any repairs required to be made by Tenant to the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other systems of the Building shall be performed only by contractor(s) designated by Landlord. Any other repairs in or to the Building and the facilities and systems thereof for which Tenant is responsible may, at Landlord’s option, be performed by Landlord upon at least ten (10) Business Days advance notice at Tenant’s expense; but Landlord may, at its option, before commencing any such work or at any time thereafter, require Tenant to furnish to Landlord such security, in form (including, without limitation, a bond issued by a corporate surety licensed to do business in New Jersey) and amount, as Landlord shall deem necessary to assure the payment for such work by Tenant. Prior to any entry by Landlord upon the Demised Premises as provided in this section, Landlord shall give Tenant reasonable advance notice (stating the date and approximate time of such entry) and afford Tenant the opportunity to have a representative of Tenant accompany Landlord or its representative during such entry, If, on the date and approximate time of such entry as provided in such notice, Tenant shall not have made a representative of Tenant available to accompany Landlord or its representative during such entry, Landlord may lawfully enter upon the Demised Premises on the date and at the approximate time set forth in such notice without the need for such representative of Tenant to be present. The foregoing reasonable advance notice shall be the time period and manner of notice stated in this section, if so stated.

17.02. Tenant shall be responsible to maintain the structural integrity of the Building and shall, at its cost and expense, make all repairs and replacements thereto (including but not limited to the roof and roof deck). Notwithstanding the foregoing, Landlord at its sole cost and expense shall be responsible for structural repairs and/or structural replacements to the foundations, pilings if any, structural steel, structural walls and structural support to the roof, unless the need for such repairs or replacements is due to the act of Tenant or its agents, employees, or contractors.

17.03. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant’s covenants and obligations under this Lease be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord’s doing any repairs, maintenance, or changes which Landlord is required or permitted by this Lease, or required by Law, to make in or to any portion of the Building. Without limiting the foregoing (i) Landlord shall not unreasonably interfere with Tenant, its subtenants or assigns or any of the business operations at the Demised Premises while performing any such repairs, maintenance, or changes, and (ii) Landlord shall conduct any work in connection therewith in such a manner as shall be required to minimize any such interference to the extent commercially practicable (but without any obligation to perform same during overtime hours).

17.04. Tenant shall not permit or suffer the overloading of the floors of the Demised Premises beyond 250 pounds per square foot, or lesser amount as may be applicable to any mezzanine area.

ARTICLE 18 - UTILITY CHARGES

18.01. Tenant shall pay all charges for gas, water, sewer, electricity, heat or other utility or service supplied to the Demised Premises as measured by meters relating to Tenant’s use, and the cost of repair, maintenance, replacement, and reading of any meters measuring Tenant’s consumption thereof. Tenant expressly agrees that Landlord shall not be responsible for the failure of supply to Tenant of any of the aforesaid, or any other utility service. Landlord shall not be responsible for any public or private telephone service to be installed in the space, particularly conduit if required. If Landlord, or its designee is permitted by law to provide electric energy to the Demised Premises by re-registering meters or otherwise and to collect any charges for electric energy, Landlord or its designee shall have the exclusive right to do so, in which event Tenant shall pay to Landlord or its designee upon receipt of bills therefor charges for electric energy provided the rates for such electric energy shall not be more than the rates Tenant would be charged for electric energy if furnished directly to Tenant by the public utility or Tenant’s electricity supplier which would otherwise have furnished electric energy.

18.02. Tenant’s use of electric energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building’s electric service, Tenant shall not, without Landlord’s prior consent in each instance (which shall not be unreasonably withheld, conditioned or delayed) make any alteration or addition to the electric system of the Demised Premises existing on the Commencement Date. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the actual, reasonable, out-of-pocket cost thereof shall be paid by Tenant to Landlord on demand.

18.03. At Landlord’s option, Landlord or Landlord’s designee shall have the exclusive right, but not the obligation, to install or cause to be installed solar panels or other energy generating equipment on the Building (including but not limited to the roof thereof) for purposes of furnishing in whole or in part electric energy to the Building (herein an “Energy System”). Tenant shall provide Landlord or its designee with access to the Demised Premises for the installation, maintenance and repair of such Energy System as Landlord or its designee may require so long as such access shall not unreasonably interfere with the normal business operations in the Building of Tenant or its subtenants and assigns, if any. Landlord shall not unreasonably interfere with Tenant, its subtenants or assigns or any of the business operations at the Demised Premises while installing the Energy System, if any, and shall conduct any work in connection therewith in such a manner as shall be required to minimize any such interference to the extent commercially practicable. Tenant may require that Landlord schedule any work with Tenant in advance and conduct such work on such dates and/or at such times as Tenant shall reasonably require to minimize any disturbance to or interference with the business operations in the Demised Premises. If installed, such Energy System shall (either itself or together with such service provided by a public utility provider designated by Tenant) meet the minimum service provided to the Building immediately prior to the installation of such Energy System. In the event Landlord elects to install or cause such Energy System to be installed, Tenant shall purchase electric energy for the Demised Premises from Landlord or its designee and Tenant shall pay the charges established by Landlord or its designee for such service from time to time, but not in excess of the rates payable by Tenant from a third party public utility provider having service available to the Building. Landlord also reserves the right to discontinue furnishing electric energy at any time whether or not Tenant is in default of this Lease upon not less than sixty (60) days’ notice to Tenant. Prior to any entry by Landlord upon the Demised Premises as provided in this section, Landlord shall give Tenant reasonable advance notice (stating the date and approximate time of such entry) and afford Tenant the opportunity to have a representative of Tenant accompany Landlord or its representative during such entry, If, on the date and approximate time of such entry as provided in such notice, Tenant shall not have made a representative of Tenant available to accompany Landlord or its representative during such entry, Landlord may lawfully enter upon the Demised Premises on the date and at the approximate time set forth in such notice without the need for such representative of Tenant to be present. The foregoing reasonable advance notice shall be the time period and manner of notice stated in this section, if so stated.

18.04. Subject to the provisions of Article 15 of the Lease, Tenant shall have the right to use a portion of the roof to install one or more supplemental HVAC units and/or satellite antennas, provided that any such satellite antennas shall be used solely in connection with the business operations being performed in the Building. In the event of any interference with Tenant’s approved roof installations, the Landlord’s plans and specifications for installation of an Energy System on the roof of the Building shall be subject to Tenant’s consent, not to be unreasonably withheld, conditioned or delayed, and Tenant shall have the right to withhold consent to such plans if they fail to reserve one or more areas on the roof of the Building that are reasonably adequate for such supplemental HVAC units and satellite antennas, as reasonably determined by Tenant, or if the location of such reserved areas shall not adequately support the installation and maintenance of any such existing or proposed future supplemental HVAC units and/or satellite antennas, as reasonably determined by Tenant.

ARTICLE 19 - ACCESS, CHANGES AND NAME

19.01. Landlord and its agents shall have the right to enter and/or pass through the Demised Premises at any reasonable time or times (a) to examine the Demised Premises and to show them to actual and prospective Superior Lessors, Superior Mortgagees, or prospective purchasers of the Building, and (b) to make such repairs, alterations, additions and improvements in or to the Demised Premises and/or in or to the Building or its facilities and equipment as Landlord is required or desires to make, provided that (i) Landlord shall use commercially reasonable efforts to minimize interference with Tenant or its assigns or any of the business operations at the Demised Premises which performing any such repairs, alterations, additions and/or improvements, (ii) Landlord shall conduct any work in connection therewith in such a manner as shall be required to minimize interference to the extent commercially practicable (without obligation to perform such work on an overtime basis), and (iii) Tenant may reasonably require that Landlord schedule any work with Tenant in advance and conduct such work on such dates and/or at such times as Tenant shall reasonably require (during regular hours) to minimize disturbance to or interference with the business operations in Demised Premises. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required in connection therewith, without any liability to Tenant and without any reduction of Tenant’s obligations hereunder. During the period of nine (9) months prior to the Expiration Date, Landlord and its agents may exhibit the Demised Premises to prospective tenants. Prior to any entry by Landlord upon the Demised Premises as provided in this section, Landlord shall give Tenant reasonable advance notice (stating the date and approximate time of such entry) and afford Tenant the opportunity to have a representative of Tenant accompany Landlord or its representative during such entry, If, on the date and approximate time of such entry as provided in such notice, Tenant shall not have made a representative of Tenant available to accompany Landlord or its representative during such entry, Landlord may lawfully enter upon the Demised Premises on the date and at the approximate time set forth in such notice without the need for such representative of Tenant to be present. The foregoing reasonable advance notice shall be the time period and manner of notice stated in this section, if so stated.

19.02. If at any time any windows of the Demised Premises are temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building, or if any part of the Building is temporarily or permanently closed or inoperable, the same shall not be deemed a constructive eviction and shall not result in any reduction or diminution of Tenant’s obligations under this Lease.

19.03. Upon prior notice, Landlord reserves the right to change the address of the Building at any time.

ARTICLE 20 - MECHANICS’ LIENS AND OTHER LIENS

20.01. Nothing contained in this Lease shall be construed to imply any consent of Landlord to subject Landlord’s interest or estate to any liability under any mechanic’s, construction or other lien law. If any lien or any notice of intention (to file a lien), lis pendens, or notice of unpaid balance and right to file lien is filed against the Land, the Building, or any part thereof, or the Demised Premises, or any part thereof, for any work, labor, services or materials claimed to have been performed or furnished for or on behalf of Tenant, or anyone holding any part of the Demised Premises through or under Tenant, Tenant shall cause the same to be canceled and discharged of record by payment, bond or order of a court of competent jurisdiction within thirty (30) days after notice by Landlord to Tenant.

ARTICLE 21 - NON-LIABILITY AND INDEMNIFICATION

21.01. Neither Landlord nor any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be liable to Tenant for any loss, injury or damage to Tenant or to any other Person, or to its or their property, irrespective of the cause of such injury, damage or loss, unless caused by or resulting from the negligence of Landlord, its agents, servants or employees in the operation or maintenance of the Land or Building without contributory negligence on the part of Tenant or any of its subtenants or licensees or its or their employees, agents or contractors. Further, neither Landlord nor any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be liable (a) for any such damage caused by other tenants or Persons in, upon or about the Land or Building, or caused by operations in construction of any private, public or quasi-public work; or (b) even if negligent, for consequential damages arising out of any loss of use of the Demised Premises or any equipment or facilities therein by Tenant or any Person claiming through or under Tenant.

21.02. Notwithstanding any provision to the contrary, Tenant shall look solely to the estate and property of Landlord in and to the Land and Building (or the proceeds thereof) in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Demised Premises, and Tenant agrees that the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Demised Premises shall be limited to such estate and property of Landlord (or proceeds). No other properties or assets of Landlord or any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of, or in connection with, this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Demised Premises and if Tenant shall acquire a lien on or interest in any other properties or assets by judgment or otherwise, Tenant shall promptly release such lien on or interest in such other properties and assets by executing, acknowledging and delivering to Landlord an instrument to that effect prepared by Landlord’s attorneys.

ARTICLE 22 - DAMAGE OR DESTRUCTION

22.01. If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other casualty (and if this Lease shall not be terminated as in this Article 22 hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises (except for the Tenant’s Property) with reasonable dispatch after notice to it of the damage or destruction and the collection of the insurance proceeds attributable to such damage.

22.02. Subject to the provisions of Section 22.05, if all or part of the Demised Premises shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, the Rent shall be abated or reduced, as the case may be, in the proportion that the untenantable area of the Demised Premises bears to the total area of the Demised Premises (to the extent of rent insurance proceeds received by Landlord from insurance maintained by Landlord or Tenant), for the period from the date of the damage or destruction to the date the damage to the Demised Premises shall be substantially repaired provided, however, should Tenant reoccupy a portion of the Demised Premises during the period the repair or restoration work is taking place and prior to the date that the Demised Premises are substantially repaired or made tenantable the Rent allocable to such reoccupied portion, based upon the proportion which the area of the reoccupied portion of the Demised Premises bears to the total area of the Demised Premises, shall be payable by Tenant from the date of such occupancy.

22.03. If (a) the Building or the Demised Premises shall be totally damaged or destroyed by fire or other casualty, or (b) the Building shall be so damaged or destroyed by fire or other casualty that its repair or restoration requires the expenditure, as estimated by a reputable contractor or architect designated by Landlord and acceptable to Tenant, of more than [***] (or [***] if such casualty occurs during the last year of the Term) of the full insurable value of the Building immediately prior to the casualty, or (c) the Building shall be damaged or destroyed by fire or other casualty and either the loss shall not be covered by Landlord’s or Tenant’s insurance or the net insurance proceeds (after deducting all expenses in connection with obtaining such proceeds) shall, in the estimation of a reputable contractor or architect designated by Landlord and acceptable to Tenant be insufficient to pay for the repair or restoration work, then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect within ninety (90) days after the date of the fire or other casualty. Tenant’s acceptance of such architect or contractor shall not be unreasonably withheld, delayed or conditioned and acceptance shall be deemed if no response is received within five (5) Business Days of Landlord’s notice. Upon request by Tenant, Landlord shall advise Tenant of Landlord’s reasonably estimated completion date of such restoration (the “Landlord’s Advise”) and if such date is more than twelve (12) months following the date of casualty, provided Tenant’s grossly negligent or intentional acts were not cause of such casualty, Tenant shall have the right to terminate this Lease upon fifteen (15) days’ prior notice to Landlord, given within fifteen (15) days of Landlord’s Advise. In addition, in the event the Demised Premises are not substantially restored on or before the later of the estimated date specified in the Landlord’s Advise, if any, or twelve (12) months following the date of casualty, provided Tenant’s grossly negligent or intentional acts were not the cause of such casualty, Tenant shall have the right to terminate this Lease upon thirty (30) days’ prior notice to Landlord, if given within the later of thirty (30) days following the estimated date specified in Landlord’s Advise, or thirteen (13) months following the date of casualty, provided Tenant’s grossly negligent or intentional acts were not the cause of such casualty.

22.04. Except as provided in the preceding section, Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Building pursuant to this Article 22. Landlord shall use its best efforts to make such repair or restoration promptly and in such manner as to not unreasonably interfere with Tenant’s use and occupancy of the Demised Premises, but Landlord shall not be required to do such repair or restoration work except during Business Hours on Business Days.

22.05. Notwithstanding any of the foregoing provisions of this Article 22, if by reason of some act or omission on the part of Tenant or any of its subtenants or its or their partners, directors, officers, servants, employees, agents or contractors, Landlord or any Superior Lessor or any Superior Mortgagee shall be unable to collect all of the insurance proceeds (including, without limitation, rent insurance proceeds) applicable to damage or destruction of the Building by fire or other casualty, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement or reduction of the Rent. Further, nothing contained in this Article 21 shall relieve Tenant from any liability that may exist as a result of any damage or destruction by fire or other casualty.

22.06. Landlord will not carry insurance of any kind on the Tenant’s Property and, except as provided by law or by reason of Landlord’s breach of any of its obligations hereunder, shall not be obligated to repair any damage to or replace the Tenant’s Property.

22.07. The provisions of this Article 22 shall be deemed an express agreement governing any case of damage or destruction of the Building by fire or other casualty, and any law providing for such a contingency in the absence of an express agreement, now or hereafter in force, shall have no application in such case.

ARTICLE 23 - EMINENT DOMAIN

23.01. If the whole of the Demised Premises shall be taken by any public or quasi-public authority under the power of condemnation, eminent domain or expropriation, or in the event of conveyance of the whole of the Demised Premises in lieu thereof, this Lease shall terminate as of the day possession shall be taken by such authority. If [***]% or less of the Floor Space of the Building shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority. Except as otherwise provided herein, if more than [***]% of the Floor Space of the Building shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority, but either party shall have the right to terminate this Lease upon notice given to the other party within 30 days after such taking possession. Tenant shall also have the right to so terminate the Lease if commercially reasonable access to the Building shall be so taken or conveyed, or if any parking or truck court areas required for Tenant to conduct its normal business operations at the Demised Premises shall be so taken or conveyed, or if Tenant shall otherwise determine in its reasonable discretion that it is unable to conduct its business operations at the Demised Premises from a single location or otherwise in a cost effective manner at the Demised Premises as a result of any such taking or conveyance. If this Lease shall continue in effect as to any portion of the Demised Premises not so taken or conveyed, the Rent shall be computed as of the day possession shall be taken on the basis of the remaining Floor Space of the Building. Except as specifically provided herein, in the event of any such taking or conveyance there shall be no reduction in Rent. If this Lease shall continue in effect, Landlord shall, at its expense, but shall be obligated only to the extent of the net award or other compensation (after deducting all expenses in connection with obtaining same) available to Landlord for the improvements taken or conveyed (excluding any award or other compensation for land or for the unexpired portion of the term of any Superior Lease), promptly make all necessary alterations so as to constitute the remaining Building a complete architectural and tenantable unit, except for the Tenants’ property, and Tenant shall make all alterations or replacements to the Tenant’s Property and decorations in the Demised Premises. All awards and compensation for any taking or conveyance, whether for the whole or a part of the Land or Building, shall be property of Landlord, and Tenant hereby assigns to Landlord all of Tenant’s right, title and interest in and to any and all such awards and compensation, including, without limitation, any award or compensation for the value of the unexpired portion of the Term. Tenant shall be entitled to claim, prove and receive in the condemnation proceeding such award or compensation as may be allowed for the Tenant’s property and for loss of business, good will, and depreciation or injury to and cost of removal of the Tenant’s property, but only if such award or compensation shall be made by the condemning authority in addition to, and shall not result in a reduction of, the award or compensation made by it to Landlord.

23.02. If the temporary use or occupancy of all or any part of the Demised Premises shall be taken during the Term, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Demised Premises, for the taking of the Tenant’s Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This Lease shall be and remain unaffected by such taking and Tenant shall continue responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay the Rent in full when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award or payment which represents compensation for the use and occupancy of the Demised Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive (except as otherwise provided below) so much thereof as represents compensation for the period up to and including the Expiration Date and Landlord shall receive so much thereof as represents compensation for the period after the Expiration Date. All monies to be paid to Tenant as, or as part of, an award or payment for temporary use and occupancy for a period beyond the date to which the Rent has been paid shall be received, held and applied by the first Superior Mortgagee (or if there is no Superior Mortgagee, by Landlord as a trust fund) for payment of the Rent becoming due hereunder.

ARTICLE 24 - SURRENDER

24.01. On the Expiration Date, or upon any earlier termination of this Lease, or upon any reentry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord “broom-clean” and in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease, and Tenant shall remove all of Tenant’s property therefrom except as otherwise expressly provided in this Lease.

24.02. If Tenant remains in possession of the Demised Premises after the expiration of the Term, Tenant shall be deemed to be occupying the Demised Premises at the sufferance of Landlord subject to all of the provisions of this Lease, except that the monthly Fixed Rent shall be twice the Fixed Rent in effect during the last month of the Term, except the holdover rate for the first month if Landlord is notified and if paid prior thereto shall be [***]% of such Fixed Rent.

24.03. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.

ARTICLE 25 - CONDITIONS OF LIMITATION

25.01. This Lease is subject to the limitation that whenever Tenant or any Guarantor (a) shall make an assignment for the benefit of creditors, or (b) shall commence a voluntary case or have entered against it an order for relief under any chapter of the Federal Bankruptcy Code (Title 11 of the United States Code) or any similar order or decree under any federal or state law, now in existence, or hereafter enacted having the same general purpose, and such order or decree shall have not been stayed or vacated within 90 days after entry, or (c) shall cause, suffer, permit or consent to the appointment of a receiver, trustee, administrator, conservator, sequestrator, liquidator or similar official in any federal, state or foreign judicial or nonjudicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, and such appointment shall not have been revoked, terminated, stayed or vacated and such official discharged of his duties within 90 days of his appointment then Landlord, at any time after the occurrence of any such event, may give Tenant a notice of intention to end the Term at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period, whether or not the Term shall theretofore have commenced, this Lease shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 27.

25.02. This Lease is subject to the further limitations that: (a) if Tenant shall default in the payment of any Rent and shall not cure such default within ten (10) days of such notice of default, or (b) if Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease (other than a default in the payment of Rent) and such default shall continue and not be remedied within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord or any Superior Lessor or prosecution for a crime or offense (as more particularly described in Section 12.02) or termination of any Superior Lease or foreclosure of any Superior Mortgage, if Tenant shall not, (i) within said thirty (30) day period advise Landlord of Tenant’s intention to take all steps necessary to remedy such default, (ii) duly commence within said thirty (30) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the default, and (iii) complete such remedy within a reasonable time after the date of said notice by Landlord, or (c) if any event shall occur or any contingency shall arise whereby this Lease would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 11, or (d) if Tenant shall abandon the Demised Premises, then in any of said cases Landlord may give to Tenant a notice of intention to end the Term at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five (5) days, whether or not the Term shall theretofore have commenced, this Lease shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 27.

ARTICLE 26 - RE-ENTRY BY LANDLORD

26.01. If Tenant shall default in the payment of any Rent, or if this Lease shall terminate as provided in Article 25, Landlord or Landlord’s agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any Person therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises. The word “reenter,” as used herein, is not restricted to its technical legal meaning. If this Lease is terminated under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of this Article 26, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceedings or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Rent payable up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 27.

26.02. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

26.03. If this Lease shall terminate under the provisions of Article 25, or if Landlord shall reenter the Demised Premises under the provisions of this Article 26, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as Advance Rent, security or otherwise, but such monies shall be credited by Landlord against any Rent due from Tenant at the time of such termination or re-entry or, at Landlord’s option, against any damages payable by Tenant under Article 27 or pursuant to law with the excess, if any, promptly refunded to Tenant.

ARTICLE 27 - DAMAGES

27.01. If this Lease is terminated under the provisions of Article 25, or if Landlord shall reenter the Demised Premises under the provisions of Article 26, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay as Additional Charges to Landlord, at the election of Landlord, either or any combination of:

(a) a sum which at the time of such termination of this Lease or at the time of any such reentry by Landlord, as the case may be, represents the then value of the excess, if any, of (i) the aggregate amount of the Rent which would have been payable by Tenant (conclusively presuming the average monthly Additional Charges to be the same as were the average monthly Additional Charges payable for the year, or if less than 365 days have then elapsed since the Commencement Date, the partial year, immediately preceding such termination or re-entry) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, over (ii) the aggregate rental value of the Demised Premises for the same period; or

(b) sums equal to the Fixed Rent and the Additional Charges which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Demised Premises for new tenants, brokers’ commissions, legal fees, and all other expenses properly chargeable against the Demised Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the period ending on the Expiration Date; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision (b) to a credit in respect of any rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

If the Demised Premises or any part thereof should be re-let by Landlord before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so re-let during the term of the re-letting. Landlord shall not be liable in any way whatsoever for its failure to re-let the Demised Premises or any part thereof, or if the Demised Premises or any part thereof are re-let, for its failure to collect the rent under such re-letting, and no such failure to re-let or failure to collect rent shall release or affect Tenant’s liability for damages or otherwise under this Lease. Landlord shall use commercially reasonable efforts to re-let the Demised Premises to mitigate Landlord’s damages. For the purposes hereof, “commercially reasonable efforts” shall mean the following actions, which actions shall create an irrebuttable presumption that Landlord has fulfilled such obligation: (i) Landlord shall include the availability of the Demised Premises in Landlord’s leasing flyers sent to brokers (if any), commencing following Landlord’s recovery of possession of the Demised Premises, and ending upon re-leasing of the Demised Premises; and (ii) Landlord shall include the availability of the Demised Premises on a website operated by Landlord or its affiliate (if any), commencing following Landlord’s recovery of possession of the Demised Premises, and ending upon re-leasing of the Demised Premises; and (iii) Landlord shall hold an “Open House” for the Demised Premises within forty-five (45) days of Landlord’s recovery of possession of the Demised Premises, or (iv) in lieu of (i), (ii) and (iii) of this paragraph, upon Tenant’s written request, or at Landlord’s option, Landlord shall engage an independent commercial real estate broker to re-let the Demised Premises, the cost and expense of which shall be an element of Landlord’s damages in addition to any other damages recoverable pursuant to Section 29.01 hereof. Nothing contained herein shall require Landlord to re-let the Demised Premises prior to or with any preference over the leasing of any other similar premises of Landlord or any affiliate of Landlord, nor shall any rental of such other premises reduce the damages which Landlord would be entitled to recover from Tenant. In the event Tenant, on behalf of itself or any and all persons claiming through or under Tenant, attempts to raise a defense or assert any affirmative obligations on Landlord’s part to mitigate such damages or re-let the Demised Premises other than as provided herein, Tenant shall reimburse Landlord for any costs and expenses incurred by Landlord as a result of any such defense or assertion, including but not limited to Landlords attorneys’ fees incurred in connection therewith.

27.02. Suit or suits for the recovery of such damages or, any installments thereof, may be brought by Landlord at any time and from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provisions of Article 24, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or re-entry of the Demised Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time, whether or not such amount be greater than, equal to, or less than any of the sums referred to in Section 27.01.

27.03. In addition, if this Lease is terminated under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of Article 26, Tenant covenants that: (a) the Demised Premises then shall be in the same condition as that in which Tenant has agreed to surrender the same to Landlord at the Expiration Date; (b) Tenant shall have performed prior to any such termination any obligation of Tenant contained in this Lease for the making of any alteration or for restoring or rebuilding the Demised Premises or the Building, or any part thereof; and (c) for the breach of any covenant of Tenant set forth above in this Section 27.03, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for liquidated damages therefor, the cost of performing such covenant (as estimated by an independent contractor selected by Landlord).

27.04. In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord’s rights and remedies under this Article 27, if any Rent or damages payable hereunder by Tenant to Landlord are not paid within ten (10) Business Days of written demand therefor, the same shall bear interest at the Late Payment Rate or the maximum rate permitted by law, whichever is less, from the due date thereof until paid, and the amounts of such interest shall be Additional Charges hereunder.

ARTICLE 28 - AFFIRMATIVE WAIVERS

28.01. Tenant, on behalf of itself and any and all persons claiming through or under Tenant, does hereby waive and surrender all right and privilege which it, they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this Lease after being dispossessed or ejected from the Demised Premises by process of law or under the terms of this Lease or after the termination of this Lease as provided in this Lease.

28.02. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and Tenant’s use or occupancy of the Demised Premises including, without limitation, any claim of injury or damage, and any emergency and other statutory remedy with respect thereto. Tenant shall not interpose any counterclaim of any kind in any action or proceeding commenced by Landlord to recover possession of the Demised Premises.

ARTICLE 29 - NO WAIVERS

29.01. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of Fixed Rent or Additional Charges with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

ARTICLE 30 - CURING TENANT’S DEFAULTS

30.01. If Tenant shall default in the performance of any of Tenant’s obligations under this Lease beyond applicable notice and cure periods, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case only if such default continues after the expiration of thirty (30) days from the date Landlord gives Tenant notice of the default beyond applicable notice and cure periods. Charges for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and charges for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable attorneys’ fees and expenses, involved in collecting or endeavoring to collect the Rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant or Tenant’s obligations hereunder, under or in connection with this Lease or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings or in recovering possession of the Demised Premises after default by Tenant or upon the expiration of the Term or sooner termination of this Lease, and interest on all sums advanced by Landlord under this Article at the Late Payment Rate or the maximum rate permitted by law, whichever is less, shall be payable by Tenant and may be invoiced by Landlord to Tenant monthly, or immediately, or at any time, at Landlord’s option, and such amounts shall be due and payable within ten (10) Business Days of the delivery of written demand therefor.

ARTICLE 31 - BROKER

31.01. Landlord and Tenant each represent to the other that no broker except the Broker was instrumental in bringing about or consummating this Lease and that Tenant had no conversations or negotiations with any broker except the Broker concerning the leasing of the Demised Premises to Tenant. The representing party agrees to indemnify and hold harmless the other against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys’ fees and expenses, arising out of any conversations or negotiations had by the representing party with any broker other than the Broker. Landlord shall pay any brokerage commissions due the Broker pursuant to a separate agreement between Landlord and the Broker. Landlord agrees to indemnify and hold harmless Tenant against and from any claims for any brokerage commission and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys’ fees and expenses, arising out of claim for a commission or other compensation in connection with this Lease by the Broker.

ARTICLE 32 - NOTICES

32.01. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable Legal Requirement (each a “Notice”), shall be in writing and shall be deemed to have been properly given, rendered or made only if hand delivered or sent by United States registered or certified mail, return receipt requested, addressed to the other party at the address hereinabove set forth and as to Landlord, to the attention of General Counsel with a concurrent copy of the Notice to the attention of Controller, as to Tenant, to the attention of the Chief Financial Officer with a concurrent copy of a Notice pertaining to a default and/or lease termination to Wolff & Samson PC, One Boland Drive, West Orange, New Jersey 07052, to the attention of Mitchell S. Berkey, Esq., and shall be deemed to have been given, rendered or made on the second day after the day so mailed, unless mailed outside the State of New Jersey, in which case it shall be deemed to have been given, rendered or made on the third business day after the day so mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands, consents, approvals or other communications intended for it. In addition, upon and to the extent requested by Landlord, copies of notices shall be sent to the Superior Mortgagee. Notices sent by counsel to either party and complying with the foregoing provisions of this Article 32 shall be valid and effective.

ARTICLE 33 - ESTOPPEL CERTIFICATES

33.01. Tenant shall, at any time and from time to time, as requested by the Landlord, but not 42 more than twice in a given twelve (12) month period, upon not less than ten (10) days’ prior notice, execute and deliver to the Landlord or a Superior Mortgagee or Superior Lessor a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Fixed Rent and Additional Charges have been paid, stating whether or not, to the actual knowledge of Tenant, the Landlord is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which Tenant shall have actual knowledge, and stating whether or not, to the actual knowledge of Tenant, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default of Landlord, and, if so, specifying each such event; any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by others with whom such party may be dealing, regardless of independent investigation, but as between Landlord and Tenant shall not be deemed to be an amendment of this Lease. Tenant also shall include in any such statement such other information concerning this Lease as Landlord may reasonably request.

33.02. Landlord shall, at any time and from time to time as requested by the Tenant, but not more frequently than twice in any given twelve (12) month period, upon not less than ten (10) days’ prior notice, execute and deliver to the Tenant or its designee a statement certifying that this Lease is unmodified and in full for and effect (or if there have been modifications, that the same is in full for and effect as modified and stating the modifications), certifying the dates to which the Fixed Rent and Additional Charges have been paid, stating whether or not, to the actual knowledge of Landlord, the Tenant is in default in performance of any of its obligations under this Lease, and if so, specifying each such default of which Landlord shall have actual knowledge, and stating whether or not, to the actual knowledge of Landlord, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default of Tenant, and, if so, specifying each such event; any such statement delivered pursuant thereto shall be deemed a representation and warranty to be relied upon by others with whom Tenant may be dealing, regardless of independent investigation, but as between Landlord and Tenant shall not be deemed to be an amendment of this Lease. Landlord also shall include in any such statement such other information concerning this Lease as Tenant may reasonably request.

ARTICLE 34 - ARBITRATION

34.01. Landlord may at any time request arbitration, and Tenant may at any time when not in default in the payment of any Rent beyond applicable notice and cure periods, request arbitration, of any matter in dispute but only where arbitration is expressly provided for in this Lease. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the nature of the dispute, and said dispute shall be determined in Newark, New Jersey, by a single arbitrator, in accordance with the rules then obtaining of the American Arbitration Association. The award in such arbitration may be enforced on the application of either party by the order or judgment of a court of competent jurisdiction. The fees and expenses of any arbitration shall be borne by the parties equally, but each party shall bear the expense of its own attorneys and experts and the additional expenses of presenting its own proof. If Tenant gives notice requesting arbitration as provided in this Article, Tenant shall simultaneously serve a duplicate of the notice on each Superior Mortgagee and Superior Lessor whose name and address shall previously have been furnished to Tenant in writing, and such Superior Mortgagees and Superior Lessor shall have the right to participate in such arbitration.

ARTICLE 35 - MEMORANDUM OF LEASE

35.01. At the request of either party, the other party shall promptly execute, acknowledge and deliver to the requesting party a memorandum of lease in respect of this Lease sufficient for recording. Such memorandum shall not be deemed to change or otherwise affect any of the obligations or provisions of this Lease. Whichever party records such memorandum of Lease shall pay all recording costs and expenses, including any taxes that are due upon such recording.

ARTICLE 36 - MISCELLANEOUS

36.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement(s) which may be made between the parties concurrently with the execution and delivery of this Lease. All understandings and agreements heretofore had between the parties with respect to the subject matter of this Lease are merged in this Lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation. Neither party has relied upon any statement or representation not embodied in this Lease or in any other written agreement(s) made concurrently herewith. The submission of this Lease to Tenant does not constitute by Landlord a reservation of, or an option to Tenant for, the Demised Premises, or an offer to lease on the terms set forth herein and this Lease shall become effective as a lease agreement only upon execution and delivery thereof by Landlord and Tenant.

36.02. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of abandonment is sought.

36.03. If Tenant shall at any time request Landlord to sublet or let the Demised Premises for Tenant’s account, Landlord or its agent is authorized to receive keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord of any liability for loss or damage to any of the Tenant’s Property in connection with such subletting or letting unless and to the extent resulting from the negligence or intentional misconduct of Landlord or its agents, employees or contractors.

36.04. Except as otherwise expressly provided in this Lease, the obligations under this Lease 44 shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that (a) no violation of the provisions of Article 11 shall operate to vest any rights in any successor or assignee of Tenant and (b) the provisions of this Section 36.04 shall not be construed as modifying the conditions of limitation contained in Article 25.

36.05. Except for Tenant’s obligations to pay Rent, the time for Landlord or Tenant, as the case may be, to perform any of its respective obligations hereunder shall be extended if and to the extent that the performance thereof shall be prevented due to any Unavoidable Delay. Except as expressly provided to the contrary, the obligations of Tenant hereunder shall not be affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease due to any of the matters set forth in the first sentence of this Section 36.05, or because of any failure or defect in the supply, quality or character of electricity, water or any other utility or service furnished to the Demised Premises.

36.06. Any liability for payments hereunder during the Term (including, without limitation, Additional Charges) shall survive the expiration of the Term or earlier termination of this Lease.

36.07. If Tenant shall request Landlord’s consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent; Tenant’s sole remedy shall be an action for specific performance or injunction, and such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold or delay its consent or where as a matter of law Landlord may not unreasonably withhold its consent.

36.08. Intentionally omitted.

36.09. Tenant shall not exercise its rights under Article 15 or any other provision of this Lease in a manner which would create any work stoppage, picketing labor disruption or dispute or any interference with the business of Landlord.

36.10. Tenant shall give prompt notice to Landlord of (a) any occurrence in or about the Demised Premises for which Landlord might be liable, (b) any fire or other casualty in the Demised Premises, (c) any damage to or defect in the Demised Premises, including the fixtures and equipment thereof, for the repair of which Landlord might be responsible, and (d) any damage to or defect in any part of the Building’s sanitary, electrical, heating, ventilating, air-conditioning, elevator or other systems located in passing through the Demised Premises or any part thereof.

36.11. This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey. Tenant and Landlord each hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Lease may be brought in the Courts of the State of New Jersey, or the Federal District Court for the District of New Jersey, as Landlord or Tenant as plaintiff may elect. By execution and delivery of this Lease, Tenant hereby irrevocably accepts and submits generally and unconditionally for itself and with respect to its properties, to the jurisdiction of any such court in any such action or proceeding, and hereby waives in the case of any such action or proceeding brought in the courts of the State of New Jersey, or Federal District Court for the District of New Jersey, any defenses based on jurisdiction, venue or forum non coveniens. If any provision of this Lease shall, be invalid or unenforceable, the remainder of this Lease shall not be affected and shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Lease on Tenant’s part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. Tenant specifically agrees to pay all of

Landlord’s costs, charges and expenses, including attorneys’ fees, incurred in connection with any document review requested by Tenant and upon submission of bills therefor. In the event Landlord permits Tenant to examine Landlord’s books and records with respect to any Additional Charge imposed under this Lease, such examination shall be conducted at Tenant’s sole cost and expense and shall be conditioned upon Tenant retaining an independent accounting firm for such purposes which shall not be compensated on any type of contingent fee basis with respect to such examination. Wherever in this Lease or by law Landlord is authorized to charge or recover costs and expenses for legal services or attorneys’ fees, same shall include, without limitation, the costs and expenses for in-house or staff legal counsel or outside counsel at rates not to exceed the reasonable and customary charges for any such services as would be imposed in an arm’s length third party agreement for such services.

36.12. Upon request made not more than two (2) times in any twelve (12) month period, Tenant shall furnish to Landlord a copy of its then current audited financial statement (provided however that an unaudited statement certified as true and complete by Tenant’s senior financial officer shall be acceptable in the event audited statements are not prepared for Tenant) which shall be employed by Landlord for purposes of financing the Premises and not distributed otherwise without prior authorization of Tenant.

36.13. (i) Tenant represents that the NAICS code number applicable to Tenant’s operations is 424310 which, as of the Commencement Date, does not subject the Demised Premises to the requirements of the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. (“ISRA”) and applicable regulations, N.J.A.C. 7:26B-1.1 et seq.

(ii) Not later than ninety (90) days prior to the Expiration Date, Tenant shall provide to 46 Landlord an affidavit, executed by a duly authorized officer of Tenant, setting forth the following: (a) the NAICS code applicable to the operations performed at the Demised Premises; and (b) the type and amounts of any hazardous substances (as defined in N.J.A.C. 7:1E-1.6) treated, stored, disposed of, handled, or used in Tenant’s operations, except for such hazardous substances that may be ingredients in typical janitorial, maintenance, photography, warehouse, office and light assembly supplies so long as same are stored, handled and disposed of properly. During the term, Landlord reserves the right to require Tenant to execute an affidavit in similar form for any transaction which Landlord reasonably believes may trigger the requirements of ISRA, including without limitation, an assignment of this Lease, a subtenancy, or a sale or transfer of direct or indirect ownership or control of Tenant (a “Triggering Event”).

(iii) In the event Tenant, or the New Jersey Department of Environmental Protection (“NJDEP”) determines that ISRA is applicable to a Triggering Event or Tenant’s cessation of operations at the Demised Premises, Tenant shall satisfy its obligations under ISRA prior to its lease termination date by securing an unconditional Response Action Outcome (or its equivalent in the event of a change of law) from a New Jersey Licensed Site Remediation Professional (“LSRP”) reasonably acceptable to Landlord with respect to the Demised Premises. Notwithstanding the foregoing, in the event that the LSRP identifies areas of concern that are attributable solely to Landlord or other third parties (e.g., historic fill, railroad sidings, underground storage tanks, or such other areas of concern reasonably determined by the LSRP to have existed prior to the date Landlord delivers possession of the Demised Premises to Tenant) (“Landlord AOCs”), Landlord shall be solely responsible, at its sole cost and expense, for investigating and remediating such Landlord AOCs. Except for the Landlord AOCs for which Landlord is responsible, Tenant shall bear sole responsibility for any investigation and cleanup costs, fees, penalties, or damages associated with ISRA compliance, including any supplemental obligations which may arise from any audit of the LSRP, or his/her work, whether such audit is performed by the NJDEP, or the LSRP licensing board. This requirement shall survive the termination of the Lease. In the event that Tenant is unable to complete its ISRA compliance obligations by the date of its lease termination, Landlord shall continue to provide Tenant with reasonable access to the Demised Premises, provided that any work undertaken by Tenant shall be performed in such a manner as to minimize interference with Landlord’s or any other tenant’s use of the Demised Premises. However, Landlord reserves its rights to deem Tenant a holdover tenant in the event that Tenant’s ISRA compliance unreasonably restricts the Landlord’s use of the Demised Premises.

(iv) Both Landlord and Tenant shall cooperate with each other with respect to any ISRA compliance obligations with respect to the Demised Premises which shall include, but not limited to, the sharing of all correspondence, documents, data and reports, including sampling results submitted to or received from any LSRP, governmental agency or third party.

36.14. Certification. Tenant certifies that: (i) It is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) It is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

35 ENTERPRISE AVENUE, L.L.C

By:	/s/ Phillip R. Patton
Phillip R. Patton
Executive Vice President

THE REALREAL, INC.

By:	/s/ Julie Wainwright
Name:	Julie Wainwright
Title:	CEO

Copyright © Hartz Mountain Industries, Inc. 2014. All Rights Reserved. No portion of this document may be reproduced without the express written consent of Hartz Mountain Industries, Inc.

RIDER TO LEASE DATED MARCH 18, 2014, BETWEEN 35 ENTERPRISE AVENUE, L.L.C., AS LANDLORD AND THE REALREAL, INC., AS TENANT.

R1. If any of the provisions of this Rider shall conflict with any of the provisions, printed or typewritten, of this Lease, such conflict shall resolve in every instance in favor of the provisions of this Rider.

R2. Option to Renew: Provided Tenant is not then in monetary or material non-monetary default of any of the terms and provisions of this Lease beyond applicable notice and cure periods, and provided Tenant has not sublet more than [***] percent of the Demised Premises in the aggregate to one or more third-party subtenants (i.e., subtenants that are not parents, subsidiaries or affiliates of Tenant), Tenant shall have [***] to extend the Term of its lease of the Demised Premises, from the date upon which this Lease would otherwise expire, for [***], upon the following terms and conditions:

a. If Tenant elects to exercise said option, it shall do so by giving notice of such election to Landlord on or before the date which is [***] before the beginning of the Extended Period for which the Term is to be extended by the exercise of such option. Tenant agrees that it shall have forever waived its right to exercise any such option if it shall fail for any reason whatsoever to give such notice to Landlord by the time provided herein for the giving of such notice, whether such failure is inadvertent or intentional, time being of the essence as to the exercise of each such option.

b. If Tenant elects to exercise said option, the Term shall be automatically extended for the Extended Period covered by the option so exercised without execution of an extension or renewal lease. Within [***] after request of either party following the effective exercise of any such option, however, Landlord and Tenant shall execute, acknowledge and deliver to each other duplicate originals of an instrument in recordable form confirming that such option was effectively exercised, provided, however, that the parties’ failure to do so shall not invalidate Tenant’s exercise of such option.

c. The Extended Period shall be upon the same terms and conditions as are in effect immediately preceding the commencement of such Extended Period; provided, however, that Tenant shall have no right or option to extend the Term for any period of time beyond the expiration of the Extended Period and, provided further, that in the Extended Period the Fixed Rent during the first twelve (12) months of each Extended Period shall be at Fair Market Value (“FMV”). FMV shall be determined by mutual agreement of the parties. If the parties are unable to agree on the FMV within [***] of Tenant’s exercise of its option, the parties shall choose a licensed Real Estate Appraiser who shall determine the FMV. The cost of said Real Estate Appraiser shall be borne equally by the parties. If the parties are unable to agree on a licensed Real Estate Appraiser within [***] of Tenant’s exercise of its option, each party shall select one Appraiser to appraise the FMV. All appraisals shall be rendered within

[***] of appointment of the respective Appraiser appointed under this paragraph. If the difference between the two appraisals is [***]% or less of the lower appraisal, then the FMV shall be the average of the two appraisals. If the difference between the two appraisals is greater than [***]% of the lower appraisal, the two Appraisers shall select a third licensed Real Estate Appraiser to appraise the FMV. The cost of the third appraisal shall be borne equally by the parties. If the two Appraisers shall be unable to reach agreement upon the third Appraiser within [***] of Tenant’s exercise of its option, either party may contact the nearest office of the American Arbitration Associations (the “Association”) and request that the Association select an independent Appraiser to determine the FMV in accordance with the provisions of this Paragraph R2. Upon the Association’s designation of such Appraiser, such Appraiser shall be deemed to be the third Appraiser for purposes of this Paragraph R2. Landlord and Tenant shall split evenly the fees and expenses of the Association in selecting the third Appraiser and shall each pay their own costs and expenses of working with the Association in connection with such selection. Upon such date as shall be designated by the third Appraiser by written notice to Landlord and Tenant (which date shall be no sooner than [***] of the delivery of such notice), Tenant’s Appraiser and Landlord’s Appraiser each shall submit to the third Appraiser its written determination of the FMV for the Demised Premises for the first year of the applicable Extended Term. If only one party’s Appraiser shall submit such a written determination by the date designated by the third Appraisers, such party’s Appraiser’s determination of the FMV shall be conclusive and binding upon the parties and shall be the Fixed Rent during the first year of the applicable Extended Period. If both parties’ Appraisers shall timely deliver their written determinations of the FMV for the Demised Premises for the first year of the applicable Extended Term to the third Appraiser, the third Appraiser shall select the determination which is closest to the third Appraiser’s own determination of the FMV for the Demised Premises for the first year of the applicable Extended Term, and such determination shall be the Fixed Rent for the Demised Premises during the first year of the applicable Extended Term. The third Appraiser must select one of the two submitted determinations; it may not select its own determination. The third Appraiser shall provide notice of its selection to Landlord and Tenant within [***] of its receipt of the last of the Appraisers’ determination. Anything to the contrary contained herein notwithstanding, the Fixed Rent for the first year of each Extended Period shall not be less than the Fixed Rent for the twelve (12) month period immediately preceding the Extended Period for which the Fixed Rent is being calculated and the Fixed Rent shall increase by [***] annually on each anniversary of the commencement of each Extended Period.

d. Any termination, expiration, cancellation or surrender of this Lease shall terminate any right or option for the Extended Period not yet exercised.

e. Landlord shall have the right, for [***] after receipt of notice of Tenant’s election to exercise any option to extend the Term, to reject Tenant’s election if Tenant gave such notice while Tenant was in default in the performance of any of its monetary or other material non-monetary obligations under the Lease, beyond applicable notice and cure periods and such rejection shall automatically render Tenant’s election to exercise such option null and void and of no effect.

f. The option provided herein to extend the Term of the Lease may not be severed from the Lease or separately sold, assigned or otherwise transferred.

R3. Rent Abatement: Notwithstanding the provisions of Article 1.01(0), provided that Tenant is not then in default of its monetary or material non-monetary obligations under this Lease beyond applicable notice and cure periods, Fixed Rent on [***] square feet of Floor Space (at the rate of $[***] per month) shall be abated for the period of July 1, 2014 through June 30, 2015.

R4. Continued Certificate of Occupancy: Promptly following the date hereof, Landlord shall make an application for a Continued Certificate of Occupancy for the Building (“CCO”) and shall deliver same to Tenant promptly upon receipt of same. In the event Landlord fails to deliver the CCO to Tenant by April 15, 2014, except to the extent the delay in issuance arises from the actions of Tenant or its agents, then for every day beyond such date that the CCO is not delivered by Landlord to Tenant, the Rent Commencement Date as defined in Section 1.010, shall be delayed by one (1) day. (By way of example, if the CCO is issued five (5) days after April 15, 2014, then the Rent Commencement Date shall occur on July 5, 2014). In the event Landlord fails to deliver the CCO to Tenant by May 15, 2014, except to the extent the delay in issuance arises from the actions of Tenant or its agents, Tenant may, as its sole and exclusive remedy for Landlord’s failure to deliver the CCO by such date, terminate this Lease upon two days’ written notice to Landlord (which notice must be delivered by Tenant to Landlord not more than five (5) business days after May 15, 2014, time being of the essence, or such right to terminate will be deemed waived), and, promptly upon such termination, Landlord shall return to Tenant all monies, letters of credit and/or other security or other payments previously made or remitted by Tenant to Landlord, which obligation of Landlord shall survive such termination. Upon such termination, except for the foregoing obligation of Landlord, neither party shall have any further obligation under or in respect of this Lease.

R5. Repaving of Parking: In the event Tenant properly exercises its option to extend the Lease for the First Extended Period, Landlord shall at its sole cost and expense repave and restripe the parking areas (top coat thickness to be not less than two inches) not later than June 30, 2020.

R6. Tenant Allowance: Provided Tenant is not in default of its monetary or any other material non-monetary obligations under this Lease beyond applicable notice and cure periods, Tenant shall be entitled to a buildout allowance of an amount equal to [***] (the “Tenant Buildout Allowance”), which Tenant Buildout Allowance shall be paid or credited to Tenant against the next monthly installment(s) of Fixed Rent and/or any Additional Charges, upon payment of the first month’s Fixed Rent following occupancy of the Demised Premises, provided Tenant has submitted to Landlord invoices demonstrating that Tenant has expended such sums on the Demised Premises (exclusive of costs for Tenant’s furniture, removable trade fixtures, removable equipment and/or inventory) (the “Permitted Buildout Items”) and delivers to Landlord lien waivers from its contractors and material suppliers. In no event shall the Tenant Buildout Allowance exceed the invoices submitted for Permitted Buildout Items, nor shall Landlord be required to make reimbursement payments to Tenant more frequently than on a monthly basis. Such payment or credit shall be issued within ten (10) Business Days of Tenant’s satisfaction of the foregoing requirements.

R7. HVAC Warrantee: Notwithstanding the provisions of Section 17.02 of the Lease, for the period beginning on the Commencement Date and ending June 30, 2015 (the “Warrantee Period”) Landlord shall be responsible at its sole cost and expense for performing all repairs and replacements to the existing five (5) roof top HVAC units at the Building (the “HVAC”), provided that during the Warrantee Period, Tenant will contract with a reputable HVAC contractor for a maintenance contract and no repairs or replacement required during the Warrantee Period shall be occasioned by the misuse or negligent or wrongful acts of Tenant or its employees, agents, or contractors. Any claim made hereunder must be made upon Landlord within the Warrantee Period. If Tenant shall make such a claim, Landlord shall promptly perform the required repair and/or replacement even if same is not completed by the expiration of the Warranty Period. Thereafter, Tenant shall repair and maintain the HVAC units at a cost not to exceed $[***] per unit during any given twelve (12) calendar month period for one or more of the HVAC units. Landlord shall reimburse Tenant for such sums reasonably incurred that exceed such $[***] per year threshold via a credit against the following month(s) Fixed Rent. If any of the HVAC units shall have reached the end of its useful life and shall require replacement, as reasonably determined by Landlord, the actual, reasonable, out-of-pocket, third party cost of replacing the unit shall be amortized in accordance with generally accepted accounting principles, on a straight-line basis in monthly installments over the useful life of the replacement unit, as reasonably estimated by Landlord, and for each month during the remainder of the Lease Term Tenant shall pay an amount equal to such amortized monthly installments of the replacement cost of the unit. Such payments shall be deemed to be an Additional Charge and shall be due on the first of the month together with Tenant’s payment of the monthly installment of Fixed Rent due for such month; provided, however, that (i) in no event shall Tenant have any obligation to pay any such monthly installments until Landlord shall deliver an invoice for same accompanied by copies of the third-party invoices submitted in connection with the replacement of the applicable HVAC unit, and (ii) Tenant shall have no obligation to reimburse Landlord for any of the amortized replacement costs that relate to any period from and after the expiration of the term of this Lease.

R8. Racking: The existing racking in the retail store and the existing computer racking/shelving shall remain and Tenant may relocate same as needed, subject nevertheless to the provisions of Article 16 of the Lease.

R9. Roof Membrane: Amending Section 17.02 of the Lease, Landlord shall, at its sole cost and expense, maintain the roof and roof membrane and Tenant shall pay for same as an Operating Expense hereunder at the annual rate of $[***] multiplied by the Floor Space of the Building (the “Roof Supplement”). When the roof and roof membrane has reached the end of its useful life, as reasonably determined by Landlord or, promptly upon Landlord receipt of written notice from Tenant that the roof membrane’s condition is adversely impacting Tenant’s use and enjoyment of the Demised Premises in more than a de minimis manner, whichever is earlier, Landlord shall install a new membrane or replace the roof membrane at the sole cost and expense of Landlord except to the extent such replacement is required due to• the acts of Tenant or its agents. Following any such replacement, Tenant may elect upon not less than thirty (30) days’ notice to Landlord to maintain the roof and roof membrane (but not the roof structure) at its cost and expense, in which event the Roof Supplement shall cease, or to continue to pay the Roof Supplement, in which event Landlord shall continue to be responsible for all costs and expenses of maintaining and repairing the roof and the roof membrane other than for such costs and expenses as shall be required to repair damage caused by the acts of Tenant or its agents, employees or contractors.

R10. Sprinkler: Tenant shall be responsible for any sprinkler upgrades in the office, warehouse or studio areas.

R11. Signage and Building Name:

a. Subject to Tenant’s compliance with all applicable Legal Requirements, Tenant shall have the exclusive right to install any and all signs on the exterior or interior of the Demised Premises and the Building, including, without limitation, pylon and/or monument signs, as Tenant shall deem necessary or appropriate after receipt of Landlord’s approval, which shall not be unreasonably withheld, delayed or conditioned. Such signs shall advertise only Tenant and any of its subtenants or assigns in the Building and shall not advertise any third parties. Notwithstanding the foregoing, Tenant shall not install any signs on the roof of the Building if such signs shall interfere with any rooftop solar or other installations made by Landlord on the roof of the Building and/or if such signs would adversely affect the Landlord’s warranty on the roof membrane for the Building.

b. Landlord may erect “For Let” and similar signs on the exterior of the Building and/or on the Land during the last nine (9) months of the Term or following a monetary or other non-monetary default not cured within the applicable notice and cure period, but during the Term Landlord may not erect any other signs on or about the Demised Premises, the right to install such signs being exclusive to Tenant.

R12. Subordination and Non-Disturbance:

a. Landlord represents to Tenant that there are no Mortgages or Superior Leases encumbering the Demised Premises or any portion thereof as of the date of this Lease except for the Mortgage and Security Agreement, given by Landlord, as mortgagor, to or for the benefit of Mortgage Electronic Registration Systems, Inc., a Delaware corporation, as mortgagee nominee of Bear Stearns Commercial Mortgage, Inc. (“Lender”) dated April 23, 2007 and filed May 7, 2007 in Mortgage Book 15819 Pagel. Provided Tenant first executes same, Landlord shall obtain from Lender an original agreement in the form of Exhibit G (an “SNDA”), executed and notarized by Landlord and Lender within thirty (30) days following the date hereof. Landlord shall include with its delivery of such original executed and notarized counterpart of the SNDA such additional executed and notarized counterparts as shall be required for Tenant to retain at least one (1) original counterpart of the SNDA for its files.

b. If Landlord (any successor owner of the Demised Premises) shall grant any other Mortgage or enter into any other Superior Lease in the future, Landlord (i) shall as a condition to the subordination of this Lease obtain and deliver to Tenant multiple counterparts of a fully executed and notarized SNDA from all future Mortgagee and Superior Lessors concurrently with the final execution and delivery of any such Mortgage and/or Superior Lease and (ii) shall promptly record such SNDA in the office of the County Register for Hudson County upon and subject to Tenant’s execution and return of such SNDA to Landlord. Tenant agrees that in lieu of an SNDA in the form of Exhibit G it shall execute and return such other SNDA as shall be in form and substance substantially similar to Exhibit G or otherwise reasonably acceptable to such Mortgagee or Superior Lessor.

c. Landlord shall be responsible at its sole cost and expense for paying any recording or other fees imposed in connection with the recording of any SNDA for future Mortgagees and Superior Lessors.

R13. Landlord Representations and Covenants: Landlord represents to, and covenants with, Tenant as follows:

a. There are no easements or other matters of record with respect to the Demised Premises or any portion thereof which materially restrict the use of the Demised Premises for the Permitted Uses.

b. Except with respect to three (3) UST’s removed circa 1991, for which a No Further Action Letter was received from the New Jersey Department of Environmental Protection, to Landlord’s knowledge, neither the Demised Premises or any part thereof has been the subject of a remediation, an ISRA trigger, a no further action letter, or a response action outcome.

R14. Landlord Alterations, Improvements and Repairs:

a. Except as stated in Section 18.03 or with respect to any Landlord repair obligations hereunder, Landlord shall not make any alterations and/or improvements to the Demised Premises during the Term of the Lease without Tenant’s consent, not to be unreasonably withheld, conditioned or delayed. Landlord shall not unreasonably interfere with Tenant, its subtenants or assigns or any of the business operations at the Demised Premises while performing any such alterations and/or improvements and shall conduct any work in connection therewith so as to minimize interference to the extent commercially practicable. Tenant shall be permitted to condition its consent to any such alterations or improvements upon Landlord scheduling on-site work with Tenant in advance and conducting such work on such dates and/or at such times as Tenant shall reasonably require to minimize any disturbance to or interference with the business operations in the Demised Premises (but shall not require any such work during overtime hours). In no event shall Landlord shall make any alterations or improvements to the Demised Premises (including, without limitation, alteration of any curb cuts leading into the Building’s truck court or any utilities servicing the Building), nor shall Landlord grant any utility or other easements or rights with respect to any of the Demised Premises, if such alterations, improvements, easements or other rights would interfere with Tenant’s use and/or enjoyment of the Demised Premises, other than to a de minimis extent.

b. If during the Term the Floor Space of the Development is decreased by more than [***] percent, whether due to casualty, condemnation, the exercise of eminent domain, the sale of any Floor Space or any other reason, the Floor Space of the Development shall be deemed to be not less than [***] percent of the Floor Space of the Development as of the date of this Lease for purposes of determining the Building Fraction.

c. Other than in the event of an emergency, Tenant shall have the right to have a representative present at all times Landlord or any of its employees, agents, contractor or representative are present in or about the Demised Premises. Any and all work performed by Landlord in or about the Demised Premises shall be performed in a good and workmanlike manner in accordance with all applicable Insurance Requirements and Legal Requirements. Landlord shall not unreasonably interfere with Tenant, its subtenants or assigns or any of the business operations at the Demised Premises while performing any such alterations and/or improvements and shall conduct any work in connection therewith so as to minimize any such interference to the extent commercially practicable. Tenant may require that any such work be scheduled with Tenant in advance and conducted on such dates and/or at such times as Tenant shall reasonably require to minimize any disturbance to or interference with the business operations in the Demised Premises (but not during overtime hours). In no event shall Landlord have the right to stage work to areas outside of the Demised Premises from within the parking lots or other areas of the Demised Premises if such staging would or does materially interfere with Tenant’s business operations. Any pipes, conduits and other like installations shall to the extent practicable be installed behind walls, ceilings or floors or within columns. In no event shall the usable area of the Building be permanently reduced by such alterations, improvements or other work performed by or on behalf of Landlord.

R15. Tenant Alterations and Improvements:

a. Tenant shall be permitted to paint the interior of the Building or any portion thereof, install carpeting and make other decorative alterations upon advance notice to Landlord but without Landlord’s consent.

b. All alterations and improvements performed by or on behalf of Tenant shall be deemed to be Tenant’s Property during the Term of the Lease and Tenant shall be the sole party entitled to depreciate same as an asset for tax purposes.

c. If Landlord shall have the right to and shall require that Tenant use a contractor designated by Landlord to perform any alterations, improvements, maintenance, repairs or other work to the Demised Premises, Landlord shall cause such contractor to provide its services to Tenant at competitive market rates.

Notwithstanding anything in the Lease or this Rider to the contrary, Tenant shall have no obligation to remove any improvements to the Demised Premises made by Tenant or assigns if such alterations or improvements could be made without Landlord’s consent pursuant to the terms of this Lease.

R16. Zoning; Storage of Materials; Exclusive Use:

a. Landlord shall not apply for any change to the zoning for the Demised Premises, or consent to any such change if the effect thereof would impact in any material manner upon Tenant’s right to use the Demised Premises for the Permitted Uses during the Term.

b. Materials stored in the Building shall not be considered to be hazardous materials merely because they contain components or materials which, by themselves in concentrated quantities, would be considered hazardous materials. By way of example, but not limitation, the storage of oil paintings in the Building would not be deemed to be the improper warehouse of hazardous materials merely because the oil paint on the paintings, if stored in concentrated quantities, would be deemed to be an improper storage of hazardous materials.

c. Except as otherwise expressly provided in the Lease to the contrary (i) Tenant shall have the exclusive right to occupy and use the Demised Premises, including, without limitation, the parking areas and truck courts currently located or hereinafter placed upon the Land, and (ii) Landlord shall not prevent Tenant from having access to the Demised Premises twenty-four (24) hours per day, seven (7) days, three hundred sixty five days per year (three hundred sixty six days per year in any leap year).

R17. Environmental Indemnity: Landlord agrees that it shall defend, indemnify and save Tenant harmless from and against all claims, loss, damage, liability and expense (including reasonable attorney’s fees and expenses) which the Tenant may sustain as a result of or on account of non-compliance of the Demised Premises with the Environmental Laws as the result of conditions existing on the Demised Premises (a) prior to the Commencement Date and/or (b) which were caused by Landlord, or its agents, and employees after the Commencement Date (except to the extent caused by Tenant, its agents, invitees, or employees). Environmental Laws are defined as laws, statutes, ordinances or regulations relating to the discharge of “Hazardous Substances”, as defined under New Jersey law N.J.A.C. 7:1E-1.7, into the air, water, lands or groundwaters of the State of New Jersey, or the United States of America.

R18. Real Estate Taxes:

a. Subject to the provisions of Section 12.02, Tenant at is option shall have the right to contest the Real Estate Tax assessment for the Demised Premises for any portion of the Term by appropriate legal proceedings conducted with due diligence using counsel designated by Tenant and reasonably acceptable to Landlord. If Tenant shall so elect to prosecute any such proceedings, Landlord shall at no cost to Landlord cooperate in the prosecution thereof as Tenant shall reasonably request and require.

b. Tenant shall pay its own cost and expense of participating in any such proceedings and shall reimburse Landlord for its actual, reasonable, out-of-pocket costs and expenses of prosecuting any such proceedings in the event Landlord elects at its option to do so, or providing any cooperation requested by Tenant. Any refund or credit for the Real Estate Taxes shall belong solely to Tenant to the extent it shall relate to the Term of this Lease. If any such refund shall be paid to Landlord, or if Landlord shall receive any such credit, it shall pay any amount equal to such refund or credit promptly upon Landlord’s receipt thereof. Such obligation shall survive the expiration or sooner termination of the Term of this Lease.

R19. Assignment and Subletting: Landlord’s consent to Tenant’s use of a third-party logistics provider (a “3PL”) to manage all or any portion of Tenant’s warehouse and distribution functions at the Demised Premises, and any use of the Demised Premises that the 3PL might make as Tenant’s 3PL shall not be unreasonably withheld, delayed or conditioned.

R20. Landlord’s Defaults: If Landlord fails to perform any of its obligations under this Lease (a “Landlord Default”), Tenant may give Landlord notice specifying the Landlord Default. A Landlord Default must be cured (i) for monetary defaults within fifteen (15) days after receiving notice from Tenant; or (ii) for non-monetary defaults within thirty (30) days after receiving notice thereof, however for those that cannot reasonably be cured within thirty (30) days, within a reasonable period of time thereafter provided that Landlord has commenced its cure within such thirty (30) day period and thereafter prosecutes its cure to completion with commercially reasonable and diligent efforts. If the Landlord Default is not corrected within the applicable cure period, the Tenant shall have all rights powers or remedies permitted by law but under no circumstances shall Tenant be permitted to offset any sums incurred against Rent due under the Lease.

R21. Required Landlord Payments to Tenant: No payment by Landlord or receipt or acceptance by Tenant of a lesser amount than the correct payment or reimbursement due Tenant from Landlord shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Tenant may accept such check or payment without prejudice to Tenant’s right to recover the balance or pursue any other remedy in this Lease or at law provided.

R22. Landlord’s Work and Tenant’s Delays: Tenant shall not be charged with a Tenant Delay for delay in Landlord’s Work resulting from changes to Landlord’s Work requested by Tenant, including, without limitation, requested changes involving long lead-time items, unless (i) prior to approving such changes Landlord notifies Tenant of the estimated delay in Landlord’s Work likely to result from such changes, and (ii) Tenant provides notice to Landlord requesting that Landlord proceed with the requested change. In no event shall Tenant be charged with a Tenant Delay for a delay in submitting or approving plans or other information or materials unless Tenant shall fail to provide plans, information or other submissions, or consents or approvals, expressly provided for in the Lease within the time periods expressly set forth in the Lease.

R23. Landlord’s Waiver of Consequential Damages: Other than a holdover beyond the Expiration Date, in no event shall Tenant be liable to Landlord with respect to any consequential, exemplary or punitive damages in connection with this Lease and/or Tenant’s use and occupancy of the Demised Premises.

R24. Loss of Service: If due to any activities of Landlord (i) Tenant shall lose commercially reasonable access to the Building or commercially reasonable access to a material portion of the parking areas or truck access which prevent Tenant from conducting its normal business activities in the Building, or (ii) the delivery of electricity or other utility or service required for Tenant to conduct its normal business activities in the Building shall be interrupted, or (iii) if Tenant shall lose the ability to use all or a significant portion of the Building for Tenant’s normal business activities and the condition created in (i), (ii) or (iii) continues for five (5) consecutive Business Days during which time Tenant is prevented from and does not use the affected areas, then all Rent shall abate with respect to the affected area of the Building for the period of time following forty-eight (48) hours after Tenant has given written notice to Landlord of such loss and shall continue until the earlier of (x) the day the condition giving rise to such abatement no longer exists, or (y) the date Tenant resumes business activities in the area(s) affected.

35 ENTERPRISE AVENUE, L.L.C.

By:	/s/ Phillip R. Patton
Phillip R. Patton
Executive Vice President

THE REALREAL, INC.

By:	/s/ Julie Wainwright
Name: Julie Wainwright
Title: CEO

EXHIBIT A

DESCRIPTION SHEET

EXHIBIT C

LANDLORD’S WORKLETTER

THE REALREAL, INC.

35 ENTERPRISE AVENUE

SECAUCUS, NEW JERSEY

Landlord at its sole cost and expense shall perform the following:

1. Such maintenance, repairs and replacements, if any, as are required to deliver the five (5) existing HVAC units in good working order;

2. Such maintenance, repairs and replacements, if any, as are required to deliver the roof and skylights of the Building free of cracks or leaks and in good condition and repair;

3. Following the Commencement Date, restripe parking lot similar to striping noted on the Site Plan;

4. Following the Commencement Date, enclose the existing the fire pump area to meet code;

5. Following the Commencement Date, wiring connecting the fire pump to the electrical panel shall be relocated from the existing fire pump room to the outside of the building parallel with the foundation and then back into the electrical panel, all in accordance with applicable code requirements;

6. Such maintenance, repairs and replacements, if any, as are required to deliver the Building including all structural elements of the Building, in-wall and underground plumbing and electrical transmission lines of the facility and all existing mechanical systems in the Building, including HVAC and the existing sprinklers, lighting (including all warehouse light fixtures and bulbs), and life safety systems in good working order;

7. Deliver a Certificate of Continuing Occupancy issued by the applicable governing body having jurisdiction over the Building;

8. Deliver the warehouse floor scrubbed and in broom clean condition and with any major cracks and holes repaired; and

9. Remove all vending machines in the Demised Premises.

10. Remove/correct “hump” in floor in retail store near window as noted in attached photo.

END.

EXHIBIT “D”

RULES AND REGULATIONS

1. The rights of each tenant in the entrances, corridors, or any other Common Areas are limited to ingress and egress from such tenant’s premises for the tenant and its employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, or any other Common Areas for any other purpose. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of, or place any objects in any of the sidewalks, plazas, entrances, corridors, escalators, fire exits, stairways or any other Common Areas of the Building. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

2. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character or reputation of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. During any invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building by closing the doors or otherwise for the safety of the tenants and protection of property in the Building.

3. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or its employees, or licensees shall be paid by such tenant.

4. No vehicles, animals, fish or birds of any kind shall be brought into or kept in or about the premises of any tenant of the Building. Notwithstanding the foregoing, entry of vehicles onto the Building shall be subject to conditions reasonably imposed by Landlord.

5. No noise, including, but not limited to, music or the playing of musical instruments, recordings, radio or television, or the use of loudspeakers which, in the judgment of Landlord, might disturb other tenants or invitees in the Building or which can be heard in the Common Areas, shall be made or permitted by any tenant. Nothing shall be done or permitted in the premises of any tenant which would impair or interfere with the use or enjoyment by any other tenant of any other space in the Building

6. No tenant, nor any tenant’s contractors, employees, agents, visitors or licensees, shall at any time bring into or keep upon the premises or the Building any flammable, combustible, explosive or otherwise dangerous fluid, chemical or substance.

7. All removals, deliveries, or the carrying in or out of any safes, freight, furniture, fixtures, packages, boxes, crates or any other object or matter of any description must take place during such hours and in such locations and in such manner as Landlord or its agent may reasonably determine from time to time. The persons employed to move safes and other heavy objects shall be reasonably acceptable to Landlord and, if so required by law, shall hold a master rigger’s license. Arrangements will be made by Landlord with any tenant for moving large quantities of fixtures and equipment into or out of the Building. All labor and engineering costs incurred by Landlord in connection with any moving specified in this rule, shall be paid by Tenant to Landlord, on demand.

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EXHIBIT “D”

8. Landlord reserves the right to exclude from the Building all objects and matter which violate any of these Rules and Regulations or this Lease.

9. No tenant shall occupy or permit any ‘portion of its premises for the possession, storage, manufacture, or sale of liquor, narcotics, dope, tobacco in any form, or as a school. No tenant shall use its premises or any part thereof to be used, for manufacturing, or on-site auction of merchandise, goods or property of any kind.

10. Landlord, its contractors, and their respective employees, shall have the right to use, without charge therefor all light, power and water in the premises of any tenant while cleaning or making repairs or alterations in the premises of such tenant.

11. No premises of any tenant shall be used for lodging or sleeping or for any immoral or illegal purpose.

12. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

13. Canvassing, soliciting and peddling in the common areas are prohibited and each tenant shall cooperate to prevent the same.

14. No tenant shall cause or permit any unusual or objectionable odors to emanate from its premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in the premises of any tenant except as is expressly permitted in such tenant’s Lease.

15. Nothing shall be done or permitted in any tenant’s premises, and nothing shall be brought into or kept in any tenant’s premises, which would impair or interfere with any of the Building’s services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises.

16. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant’s premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenants who, or whose servants, employees, agents, visitors or licensees shall have, caused the same. Any cuspidors or containers or receptacles used as such in the premises of any tenant or for garbage or similar refuse, shall be emptied, cared for and cleaned by and at the expense of such tenant.

17. Each tenant, before closing and leaving its premises at any time, shall turn out all lights and lock all entrance doors.

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EXHIBIT “D”

18. Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

19. Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the tenants, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of the rules and regulations at any time prescribed for the Building.

20. Sustainability: Tenant has been provided with a copy of Landlord’s Sustainability Initiative. Consistent with such Initiative, Tenant shall use its reasonable efforts to ensure effective and energy efficient operation of the Demised Premises. Accordingly:

(i) Tenant shall not waste electricity, water, heat, air conditioning, and other utilities and services at the Demised Premises; and

(ii) Tenant shall not obstruct, alter, or in any way impair the efficient operation of the Building’s heat, air conditioning, and ventilation systems. To this end, Tenant shall:

(A) Not place furniture, equipment, or other objects where they would interfere with air flow;

(B) Keep corridor doors closed and not open any windows (except if air circulation shall not be in operation, windows may be opened with Landlord’s consent; and

(C) During hot weather months, lower and partially close window blinds or drapes when the sun’s rays fall directly on windows or the Premises.

(D) Use, to the maximum extent economically practicable, energy efficient materials and supplies, including but not limited to fluorescent light fixtures and bulbs, waterless plumbing fixtures, and such other items consistent with Landlord’s specifications, which specifications may be amended by Landlord from time to time.

(E) Upon request of Landlord, provide Landlord with copies of its utility bills, or authorize the various utilities (e.g. providers of electric, gas, and water) to provide copies of such bills directly to Landlord.

(F) Recycle waste materials to the maximum extent economically practicable, and in all events in compliance with applicable solid waste management laws and regulations.

Notwithstanding anything herein to the contrary, (i) as long as Tenant and its licensees, subtenants and assigns shall be the sole occupants of the Building, the foregoing first and third sentences of Rule 1, Rules 2, 3, 5, 7, 10, 13 -15, 17 and 19 shall not be applicable to or enforced against Tenant or any of its licensees, subtenants, or assigns, and (ii) in the event of any conflict between the terms and provisions of these Rules and Regulations and the terms and provisions of the Lease to which this Exhibit D is annexed (the “Lease”), the terms and provisions of the Lease shall govern and control.

3

EXHIBIT “D”

Hartz Green Building and Sustainability Initiative

No matter one’s political stripe, it cannot be denied that energy and natural resources are finite, climate change is upon us, and a sustainable future requires a fundamental shift in the national and international consciousness. As we move forward into the 21st century, we must recognize that sustainable development must meet the needs of the present, without compromising the ability of future generations to meet their own needs.

With over 38 million square feet of buildings, Hartz is uniquely situated to address these challenges. USEPA estimates that in the United States, buildings account for:

•	39% of energy use

•	12% of total water consumption

•	68% of total electricity consumption; and

•	38% of carbon dioxide emissions

Starting now, Hartz will begin implementing its Green Building and Sustainability Initiative. We will commence by evaluating energy consumption in existing buildings, and moving forward with energy saving measures, both technical and institutional. Technical early actions may range from converting from incandescent to fluorescent light bulbs, installing automatic motion-activated switches, and making changes to our HVAC and plumbing systems. Institutional changes will include, to the extent both economic and practical, changes to our building and vendor specifications to require use of sustainable materials and practices, and changes to our leases to promote tenant use of energy-efficient technology.

Our longer-term goals will be to reduce our “carbon footprint.” Though not yet here, we envision technology that will allow our buildings to be energy self-sustaining. Our many acres of roofs alone have the potential to serve as energy farms, generating electricity for our building tenants, and potentially adding energy to the grid.

To move forward with this vision, I have established a Sustainability Committee, made up of members from our Administration, Environmental, Legal, Architecture, and Property Management departments, to begin developing and implementing ways to reduce our energy consumption and carbon footprints, and to promote a sustainable real estate portfolio. But achieving our goals will require more than a committee — it will require a commitment from all of us. Our success has always been achieved through collaboration and collective effort. Whether you are an employee, tenant, or vendor, your perspective is invaluable. We welcome your ideas and inspiration.

4

EXHIBIT “D”

EXHIBIT E

NAME AND ADDRESS OF ISSUING BANK

INSERT DATE

IRREVOCABLE LETTER OF CREDIT NO. (insert number)

Landlord

c/o Hartz Mountain Industries, Inc.

400 Plaza Drive

Secaucus, New Jersey 07096-1515

Ladies and Gentlemen:

At the request and for the account of TENANT, located at                                     (hereinafter called “Applicant”), we hereby establish our Irrevocable Letter of Credit No. Insert number in your favor and authorize you and your assigns to draw on us up to the aggregate amount of US$ TO BE INSERTED available by your draft(s) at sight drawn on us and accompanied by the following:

A statement signed to the effect of or similar to the following: “The drawer hereunder is entitled to draw upon this letter of credit pursuant to that certain lease agreement, dated INSERT DATE, by and between LANDLORD, as Landlord, and TENANT, as Tenant (the “Lease”).”

This Irrevocable Letter of Credit will be duly honored by us at sight upon delivery of the statement set forth above without inquiry as to the accuracy of such statement and regardless of whether Applicant disputes the content of such statement. Partial drawings against this Letter of Credit are permitted.

This Irrevocable Letter of Credit shall automatically renew itself for successive twelve (12) month periods from the date above, unless we notify you, by certified mail, return receipt requested, of our intention not to renew at least sixty (60) days prior to any annual renewal date.

This irrevocable Letter of Credit is transferable at no charge to any transferee of Landlord upon notice to the undersigned from you and such transferee.

Multiple draws on this Letter of Credit are permitted.

You shall have the right, at your option, to present a photocopy of this Letter of Credit in lieu of the original and we shall make payment hereunder as if the original were presented.

At your option, draw requests may be made in person, or by mail, or by courier service, including but not limited to FedEx, Airborne, or UPS.

At your option draw requests may be made by fax to the following fax number (or such other number as we may designate upon written notice to you):

Fax number for draws hereunder: INSERT FAX NUMBER.

If the original of this Letter of Credit has been lost, stolen, mutilated or destroyed upon receipt of (a) in the case of loss, theft or destruction of this Letter of Credit, a certificate signed by an authorized officer of the beneficiary (who is identified as such) to such effect or (b) in the case of mutilation of this Letter of Credit. The mutilated Letter of Credit, we will issue a replacement Letter of Credit in your favor, dated the same date, bearing a new number, and in the same stated amount as, and with other provisions identical to, this Letter of Credit.

This undertaking is subject to The International Standby Practices 1998 (ISP98).

Upon receipt of the documents above described, we shall pay you as requested.

Very truly yours,

Name of Bank	Countersigned:

Vice President	Vice President

Exhibit F

Ground & Maintenance Specifications for Net Leased Properties

Except as otherwise provided to the contrary in the Lease to which this Exhibit F is attached (the “Lease”), Tenant shall be required to maintain the exterior areas of the Demised Premises in a clean and sightly condition, consistent with the standards of a first class warehouse building, including but not limited to maintenance substantially in accordance with the following specification for the exterior maintenance of the landscaped and parking lot areas around the building, including, but not limited to the following activities from March 1st to November 31st each calendar year:

Lawn Maintenance

General lawn maintenance shall consist of weekly mowing, weeding and edging of all lawn areas. Grass clipping shall be removed from the site and disposed of by the contractor. All parking lots shall be weeded and neatly edged on a weekly basis and edging should be done around all shrub and tree beds on a monthly basis.

Weed Control, Fertilization and Liming

A program shall be in place for five applications of weed control and fertilization of all soil areas, and liming during the fall. An inspection should be conducted monthly by the contractor to determine if there is any insect or diseases present, what the cause is and then apply pesticides or other treatments to relieve this condition.

Shrub and Tree Maintenance

Shrub beds shall be weeded on a weekly basis. All shrubs and trees should be pruned on a bi-annual basis in the spring and in the fall. All shrubs and trees should be inspected regularly for any disease and treated accordingly.

Litter and Debris Removal

Litter and debris removal should be conducted weekly by the contractor from all turf, shrub beds and open parking lots (on a year round basis). Leaves shall be removed from the turf and bed areas on a weekly basis in the fall.

Irrigation Systems

The maintenance and repair of the irrigation systems are the sole responsibility of the tenant. Each Spring the tenant must have the system turned on by a qualified contractor and make any necessary repairs and adjustments for proper operation.

A mid-year inspection is also required to further confirm proper operating condition. In the fall the system must be shut down properly and the system completely winterized for the winter.

In the event of any conflict between the terms and provisions of this Exhibit F and the Lease to which this Exhibit F is annexed, the terms and provisions of the Lease shall govern and control.

EXHIBIT G

Recording Requested by

and when Recorded return to:

WELLS FARGO BANK, N.A.

Commercial Mortgage Servicing

1901 Harrison Street, 2nd Floor

Oakland, CA 94612

Attention:                 CMS Lease Reviews

Loan No.:                   _________________

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

Tenant’s Trade Name: ______________________________________________________

NOTICE: THIS SUBORDINATION AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF THE SECURITY DOCUMENTS (DEFINED BELOW).

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is made as of                 , 2    , by and between (“Tenant”), and U.S. BANK NATIONAL ASSOCIATION, as Trustee, successor-in-interest to. BANK OF AMERICA, N.A., as Trustee, successor by merger to LASALLE BANK NATIONAL ASSOCIATION, as Trustee, for the registered holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-PWR16 (“Lender”).

R E C I T A L S

A.	(“Owner”) is the owner of the land and improvements commonly known as and more specifically described in Exhibit A attached hereto (“Property”).

B.

Tenant is the lessee under a lease dated                 , 2    , executed by Owner (or its predecessor in interest), as landlord, and Tenant, as tenant (as the same may have been amended, the “Lease”), covering certain premises (the “Premises”) compromising all or a part of the Property.

C.

Lender is the current holder of a mortgage loan (the “Loan”) previously made to Owner, evidenced by a note (the “Note”) and secured by, among other things: (a) a first mortgage, deed of trust or deed to secure debt encumbering the Property (the “Mortgage”); and (b) a

1

first priority assignment of leases and rents on the Property (the “Assignment of Leases and Rents”) contained in the Mortgage or in a separate document. The Mortgage and the Assignment of Leases and Rents are collectively referred to as the “Security Documents.” The Note, the Security Documents and all other documents executed in connection with the Loan are collectively referred to as the “Loan Documents.”

D.

Tenant has requested Lender’s agreement that if Lender forecloses the Mortgage or otherwise exercises Lender’s remedies under the Security Documents, Lender will not disturb Tenant’s right to quiet possession of the Premises under the terms of the Lease.

E.

Lender is willing to so agree on the terms and conditions provided in this Agreement, including, without limitation, Tenant’s agreement to subordinate the Lease and attorn to Lender as provided herein.

NOW, THEREFORE, for mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

SUBORDINATION. The Lease is and shall remain unconditionally subject and subordinate to (a) the liens or charges imposed by the Security Documents, (b) all currently outstanding or future advances secured by the Security Documents, and (c) all renewals, amendments, modifications, consolidations, replacements and extensions of the Security Documents. The subordination described herein is intended by the parties to have the same force and effect as if the Security Documents and such renewals, modifications, consolidations, replacements and extensions of the Security Documents had been executed, acknowledged, delivered and recorded prior to the Lease and any amendments or modifications thereof.

2.

NON-DISTURBANCE. If Lender exercises any of its rights under the Security Documents, including any right of entry on the Property pursuant to the Mortgage or upon a foreclosure of or deed in lieu of foreclosure of the Mortgage, Lender shall not disturb Tenant’s right of quiet possession of the Premises under the terms of the Lease, so long as Tenant is not in default under this Agreement or in default beyond any applicable grace period under the Lease.

3.

ATTORNMENT. Notwithstanding anything to the contrary contained in the Lease, should title to the Premises and the landlord’s interest in the Lease be transferred to Lender or any other person or entity by foreclosure of or deed in-lieu of foreclosure of the Mortgage, Tenant shall, for the benefit of Lender or such other person or entity, effective immediately and automatically upon the occurrence of any such transfer, attorn to Lender or such other person or entity as landlord under the Lease and shall be bound under all provisions of the Lease including, but not limited to, the obligation to pay all rent required to be paid by Tenant pursuant to the terms of the Lease, for the remainder of the Lease term.

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4.

PROTECTION OF LENDER. If Lender succeeds to the interest of landlord under the Lease, Lender shall not be: (a) liable for any act or omission of any previous landlord under the Lease; (b) subject to any offsets or defenses which Tenant may have against any previous landlord under the Lease; (c) bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under the Lease to any previous landlord; (d) obligated to make any payment to Tenant which any previous landlord was required to make before Lender succeeded to the landlord’s interest; (e) accountable for any monies deposited with any previous landlord (including security deposits), except to the extent such monies are actually received by Lender; (f) bound by any amendment or modification of the Lease or any waiver of any term of the Lease made without Lender’s written consent; (g) bound by any surrender or termination of the Lease made without Lender’s written consent (unless effected unilaterally by Tenant pursuant to the express terms of the Lease); (h) obligated to complete any improvement or construction on the Property or to pay or reimburse Tenant for any tenant improvement allowance, construction allowance or leasing commissions; (i) liable for any default of any previous landlord under the Lease; (j) bound by any provision in the Lease granting Tenant a purchase option or first right of refusal or offer with regard to the Property. Furthermore, notwithstanding anything to the contrary contained in this Agreement or the Lease, upon any such succession, the Lease shall be deemed to have been automatically amended to provide that Lender’s obligations and liabilities under the Lease shall be limited solely to Lender’s interest, if any, in the Property, and the proceeds from any sale or disposition of the Property by Lender (collectively, “Lender’s Interest”) and, following such succession, Tenant shall look exclusively to Lender’s Interest for the payment or discharge of any obligations of Lender under the Lease.

5.

LENDER’S RIGHT TO CURE. Tenant shall deliver to Lender a copy of any notice of any default(s) by landlord under the Lease in the same manner as, and whenever, Tenant shall give any such notice to Owner, and no such notice shall be deemed given to Owner unless and until a copy of such notice shall have been so delivered to Lender. Lender shall have the right to remedy, or cause to be remedied, any default by Owner under the Lease, and, for such purpose Tenant grants Lender such additional period of time as may be reasonable to enable Lender to remedy, or cause to be remedied, any such default in addition to the period given to Owner for remedying, or causing to be remedied, any such default. Tenant shall accept performance by Lender of any covenant or condition to be performed by Owner under the Lease with the same force and effect as though performed by Owner. No default by Landlord under the Lease shall exist or shall be deemed to exist (a) so long as Lender, in good faith, shall have commenced to cure such default within the above-referenced time period and shall be prosecuting the same to completion with reasonable diligence, subject to force majeure, or (b) if possession of the Premises is required in order to cure such default, or if such default is not susceptible of being cured by Lender, so long as Lender, in good faith, shall have notified Tenant that Lender intends to institute enforcement proceedings under the Security Documents, and, thereafter, so long as such proceedings shall have been instituted and shall be prosecuted with reasonable diligence. Lender shall have the right, without notice to Tenant or Tenant’s consent, to foreclose the Mortgage or to accept a deed in lieu of foreclosure of the Mortgage or otherwise realize upon the Mortgage or to exercise any other remedies under the Security Documents or state law.

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6.

ASSIGNMENT OF LEASES AND RENTS. Tenant consents to the Assignment of Leases and Rents and acknowledges Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignment or by any subsequent receipt or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing or unless Lender or its designee or nominee becomes, and then only with respect to periods in which Lender or its designee or nominee becomes, the fee owner of the Premises. Upon Tenant’s receipt of a written notice from Lender of a default by Owner under the Loan, Tenant shall thereafter, if requested by Lender, pay rent to Lender in accordance with the terms of the Lease. Lender’s delivery of such notice to Tenant, or Tenant’s compliance therewith, shall not be deemed to (a) cause Lender to succeed to or assume any obligations or responsibilities of Owner under the Lease or (b) relieve Owner of any of its obligations under the Lease.

7.

INSURANCE PROCEEDS AND CONDEMNATION AWARDS. Notwithstanding anything to the contrary contained in this Agreement or the Lease, the terms of the Loan Documents shall continue to govern with respect to the disposition of any insurance proceeds or condemnation awards, and any obligations of Owner to restore the Property following a casualty or condemnation shall, insofar as they apply to Lender, be limited to the amount of any insurance proceeds or condemnation awards received by Lender after the deduction of all costs and expenses incurred in obtaining such proceeds or awards. Following the foreclosure or deed in lieu of foreclosure of the Mortgage, the provisions of this section shall remain in full force and effect unless and until fee title to the Premises becomes vested in a person or entity other than (a) the holder of the Loan at the time of such foreclosure or deed in lieu of foreclosure or (b) a parent, subsidiary or affiliate of such holder.

8.

ASSIGNMENT OF LEASE BY TENANT. Tenant shall not assign any right or interest of Tenant under the Lease (except for an assignment that is permitted under the Lease without Owner’s consent), without Lender’s prior written consent.

9.	MISCELLANEOUS.

9.1

Heirs, Successors and Assigns. The covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto. The term “Lender” as used herein includes any successor or assign of the named Lender herein, including without limitation, any co-lender at the time of making the Loan, any purchaser at a foreclosure sale and any transferee pursuant to a deed in lieu of foreclosure, and their successors and assigns, trustees and agents, as well as any single purpose entity established by Lender to take title to the Property by reason of such foreclosure or deed in lieu of foreclosure. The terms “Tenant” and “Owner” as used herein include any successor or assign of the named Tenant and Owner herein, respectively; provided, however, that such reference to Tenant’s or Owner’s successors and assigns shall not be construed as Lender’s consent to any assignment or other transfer by Tenant or Owner.

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9.2

Addresses; Request for Notice. All notices and other communications that are required or permitted to be given to a party under this Agreement shall be in writing and shall be sent to such party, either by personal delivery, by overnight delivery service, by certified first class mail, return receipt requested, or by facsimile transmission, to the address or facsimile number below. All such notices and communications shall be effective upon receipt of such delivery or facsimile transmission. The addresses and facsimile numbers of the parties shall be:

Tenant:	Lender:
Wells Fargo Bank, N.A., as Master Servicer
Attn: Lease Reviews
1901 Harrison Street, 2nd Floor
Oakland, California 94612
FAX No.: 510-446-4468

FAX No.:

provided, however, any party shall have the right to change its address for notice hereunder by the giving of written notice thereof to the other party in the manner set forth in this Agreement.

9.3

Entire Agreement. This Agreement constitutes the entire agreement between Lender and Tenant with regard to the subordination of the Lease to the Security Documents and the rights and obligations of Tenant and Lender as to the subject matter of this Agreement, and shall supersede and cancel, but only insofar as would affect the priority between the Security Documents and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust, a mortgage or mortgages, a deed or deeds to secure debt or a trust indenture or trust indentures.

9.4

Disbursements. Lender, in making disbursements of any funds pursuant to the Loan Documents, is under no obligation to, nor has Lender represented that it will, monitor or control the application of such funds by the recipient and any application of such funds, including, without limitation, any application of such funds for purposes other than those provided for in the Loan Documents, shall not defeat this agreement to subordinate in whole or in part.

9.5

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument.

9.6	Section Headings. Section headings in this Agreement are for convenience only and are not to be construed as part of this Agreement or in any way limiting or applying the provisions hereof.

9.7

Attorneys’ Fees. If any legal action, suit or proceeding is commenced between Tenant and Lender regarding their respective rights and obligations under this Agreement, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, attorneys’ fees and court costs (including,

5

without limitation, expert witness fees). As used herein, the term “prevailing party” shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment. If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

9.8

Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect, and shall be liberally construed in favor of Lender.

9.9

Termination; Amendment. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

9.10

Governing Law. This Agreement and any claim, controversy or dispute arising under or related to or in connection with this Agreement, the relationship of the parties or the interpretation and enforcement of the rights and duties of the parties shall be governed by the law of the state where the Property is located, without regard to any conflicts of law principles.

9.11

Authority. Tenant and all persons executing this Agreement on behalf of Tenant jointly and severally represent and warrant to Lender that such persons are authorized by Tenant to do so and that such execution hereof is the binding act of Tenant enforceable against Tenant.

9.12

Form of Agreement. Owner and Tenant acknowledge that Wells Fargo Bank, N.A. enters into numerous agreements of this type on a regular basis, both in its own capacity and as a commercial mortgage servicer on behalf of other lenders, and that the specific provisions contained in any agreement of this type entered into by Wells Fargo Bank, N.A. will vary depending on numerous transaction-specific factors, including, without limitation, the borrowers, loan documents, tenants, leases, servicers, servicing agreements and property and market conditions involved in the transaction. Accordingly, Owner and Tenant further acknowledge that the specific provisions contained in this Agreement will not necessarily be acceptable to Wells Fargo Bank, N.A. in connection with any other transaction.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

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LENDER:

U.S. BANK NATIONAL ASSOCIATION, as Trustee, successor-in-interest to BANK OF AMERICA, N.A., as Trustee, successor by merger to LASALLE BANK NATIONAL ASSOCIATION, as Trustee, for the registered holders of Bear Steams Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-PWRI6

By:	Wells Fargo Bank, National Association
as Master Servicer

By:
Name:
Title:

TENANT:

By:
Its:

The undersigned Owner hereby consents to the foregoing Agreement and confirms the facts stated in the foregoing Agreement and the acknowledgement contained in Section 9.12 of the foregoing Agreement.

OWNER:

By:
Its:

IT IS RECOMMENDED THAT, PRIOR TO EXECUTING THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

ALL SIGNATURES MUST BE ACKNOWLEDGED.

7

STATE OF	)
	)	SS.
COUNTY OF	)

On                     , 20    , personally appeared the above named                                          , a                      of WELLS FARGO BANK, NATIONAL ASSOCIATION, acting in its authorized capacity as Master Servicer for and on behalf of                      , AS TRUSTEE FOR THE REGISTERED HOLDERS OF                      COMMERCIAL MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES                      , and acknowledged the foregoing to be the free act and deed of said association, before me.

Notary Public
My commission expires:

, ss.

On                     , 20    , personally appeared the above named                     , the                     , of                      and acknowledged the foregoing to be the free act and deed of said                     , before me.

Notary Public
My commission expires:

, ss.

On                     , 20    , personally appeared the above named                     , the                     , of                      and acknowledged the foregoing to be the free act and deed of said                     , before me.

Notary Public
My commission expires:

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EXHIBIT A

(Description of Property)

EXHIBIT A to SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT dated as of                     , executed by                     , as “Tenant”, and                      “Lender.”

All that certain land located in the County of                     , State of                     , described as follows:

Loan No.

Schedule 1

Fixed Rent

Period	Annual Fixed Rent			Monthly Installments
First Rent Year	$	[***	][1]	$	[***	][2]
Second Rent Year	$	[***	]	$	[***	]
Third Rent Year	$	[***	]	$	[***	]
Fourth Rent Year	$	[***	]	$	[***	]
Fifth Rent Year	$	[***	]	$	[***	]

The first Rent Year shall commence on the Rent Commencement Date and expire at 11:59 p.m. on the day before the first anniversary of the Rent Commencement Date. Each succeeding Rent Year shall commence on the applicable anniversary of the Rent Commencement Date and expire at 11:59 p.m. on the day before the next succeeding anniversary of the Rent Commencement Date; provided, however, that the Fifth Rent Year shall expire on the Expiration Date.

[1]	Such Fixed Rent for the first Rent Year is subject to a rent abatement of $[***]. After giving effect to such rent abatement the net Fixed Rent for the first Rent Year is $[***].
[2]

Such monthly installments of Fixed Rent are subject to a rent abatement of $[***] per month. After giving effect to such rent abatement, the net monthly installment of Fixed Rent for the first Rent Year is $[***].

Schedule 2

Operating Expense Exclusions

•	Rentals and other related expenses, if any, incurred in leasing capital items.

•	Ground rent.

•	Payment of principal, finance charges or interest on debt or amortization on any mortgage or any penalties assessed as a result of Landlord’s late payments of such amounts.

•	Impact fees and other costs and expenses paid or incurred in connection with the initial development and construction of the Development Common Areas.

•	Charitable or political contributions.

•	The cost of repairs, replacements or other work occasioned by fire, windstorm or other casualty, except to the extent of any commercially reasonable deductible.

•	The cost of repairs, replacements or other work occasioned by the exercise of eminent domain.

•	All costs of correcting latent defects, including any allowances for same, in the initial construction of the Development Common Areas.

•

The cost of any judgment, settlement or arbitration award resulting from liability of Landlord which is the result of gross, negligence, willful misconduct or fraud of Landlord and all expenses incurred in connection therewith.

•	Salaries, benefits, wages, fees, etc. for employees above the grade of building manager or for directors, officers, partners or members of Landlord.

•

Except for the management fee set forth in the Lease, any overhead or profit increments to any subsidiary or affiliate of Landlord for services to the extent that the costs of such services exceed competitive costs for comparable services rendered by persons or entities of similar skill, competence and experience, other than a subsidiary or affiliate of Landlord.

•

Any costs of Landlord’s general overhead, including general and administrative expenses, which costs would not be chargeable to operating expenses in accordance with generally accounting principles, consistently applied.

•

Any otherwise includible costs of correcting defects or replacing defective equipment to the extent such costs are recovered under warranties of manufacturers, suppliers or contractors, or are otherwise borne by parties other than Landlord.

•

All costs and expenses associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Development Common Areas, including accounting and legal matters, costs of defending any lawsuits with any Landlord’s Mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Development Common Areas, costs of any disputes between Landlord and its employees (if any) not engaged in operation of the Development Common Areas, disputes of Landlord with managers of the Development Common Areas, or fees or costs paid in connection with disputes where such employee provides services.

•	Depreciation and amortization (except as otherwise permitted in the definition of Operating Expenses).

•	Costs and expenses relating to Landlord’s willful misconduct or willful violation of law.

•	Reserves.

•	Costs and expenses which under GAAP would not be considered operating expenses (except for capital items otherwise permitted in the definition of Operating Expenses).

•	Operating Expenses to be reduced by insurance proceeds.

Other Applicable Provisions:

•	To the extent that employees are not employed exclusively at the Development Common Areas, the costs and expenses with respect to such employees should be pro-rated.